                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        RELIANCE GROUP HOLDINGS, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:


    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

          [LOGO]

          RELIANCE GROUP HOLDINGS, INC.

                                          April 17, 1998

Dear Fellow Stockholders,

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Reliance Group Holdings, Inc. (the 'Company') to be held on Thursday, May 14, 1998 at the new corporate offices of Reliance Insurance Company at Three Parkway, Philadelphia, Pennsylvania 19102.

     The Annual Meeting will begin with a discussion and vote on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting, followed by a report on Company operations and an opportunity to ask questions of your senior management.

     While I hope that you will be able to attend in person, whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly completing, signing, dating and returning your proxy form in the enclosed envelope.

                                          /s/ Saul P. Steinberg
                                          --------------------------
                                          Saul P. Steinberg
                                          Chairman of the Board and
                                          Chief Executive Officer

                         RELIANCE GROUP HOLDINGS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998

                            ------------------------

     The Annual Meeting of Stockholders of Reliance Group Holdings, Inc., a Delaware corporation, will be held at the new corporate offices of Reliance Insurance Company at Three Parkway, Philadelphia, Pennsylvania, 19102 at noon on Thursday, May 14, 1998.

     At this meeting, the stockholders will be asked to:

          1. Elect thirteen directors to serve for the ensuing year.

          2. Approve the Reliance Group Holdings, Inc. 1998 Stock Option Plan.

          3. Approve the Reliance Group Holdings, Inc. 1998 Stock Option Plan for Non-Employee Directors.

          4. Approve the Reliance Group Holdings, Inc. 1998 Executive Bonus
             Plan.

          5. Approve the Reliance Group Holdings, Inc. Executive Bonus Plan for James E. Yacobucci.

          6. Transact any other business which may properly come before the meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 16, 1998 will be entitled to notice of, and to vote at, this meeting. A list of such stockholders will be available for inspection at the offices of Reliance Insurance Company at Three Parkway, Philadelphia, Pennsylvania, 19102, during normal business hours during the ten-day period prior to the meeting.

     Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting, please vote, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage-paid envelope. This will enable your shares to be voted in accordance with your instructions.

                                          By Order of the Board of Directors,
                                            Reliance Group Holdings, Inc.

                                              /s/ Howard E. Steinberg
                                              ---------------------------
                                              Howard E. Steinberg,
                                               Corporate Secretary

Dated: April 17, 1998

                                PROXY STATEMENT
                         RELIANCE GROUP HOLDINGS, INC.
                               PARK AVENUE PLAZA
                              55 EAST 52ND STREET
                            NEW YORK, NEW YORK 10055

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1998

                            ------------------------
                                     VOTING

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Reliance Group Holdings, Inc. (the 'Company') for use at the Annual Meeting of Stockholders (the 'Annual Meeting') to be held at the new corporate offices of Reliance Insurance Company at Three Parkway, Philadelphia, Pennsylvania, 19102 on Thursday, May 14, 1998 at noon and at any adjournments thereof. If the enclosed proxy is properly executed and returned, it will be voted in accordance with the instructions thereon. A proxy given pursuant to this solicitation is revocable by written notice delivered to the Corporate Secretary of the Company at any time prior to its exercise, by executing and delivering a later-dated proxy or by attending the Annual Meeting and voting in person. Unless previously revoked or unless other instructions are on the proxy, it will be voted 'FOR' the election of the thirteen persons nominated by the Board of Directors for election as Directors of the Company, 'FOR' adoption of the Reliance Group Holdings, Inc. 1998 Stock Option Plan (the '1998 Stock Option Plan'), 'FOR' adoption of the Reliance Group Holdings, Inc. 1998 Stock Option Plan for Non-Employee Directors (the '1998 Director Plan' and together with the 1998 Stock Option Plan, the '1998 Stock Option Plans'), 'FOR' adoption of the Reliance Group Holdings, Inc. 1998 Executive Bonus Plan (the '1998 Executive Bonus Plan') and 'FOR' adoption of the Reliance Group Holdings, Inc. Executive Bonus Plan for James E. Yacobucci (the 'Yacobucci Bonus Plan' and together with the 1998 Executive Bonus Plan and the 1998 Stock Option Plans, the 'Plans'). The cost of this solicitation will be borne by the Company. This proxy statement is being mailed commencing April 17, 1998, to stockholders of record on March 16, 1998.

     Holders of record of common stock, par value $.10 per share of the Company (the 'Common Stock') at the close of business on March 16, 1998, are entitled to vote at the Annual Meeting. On that date, 115,153,199 shares of Common Stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held. Pursuant to the Delaware General Corporation Law, only votes cast 'FOR' a matter constitute affirmative votes. Votes withheld will not have any effect on the election of Directors but votes 'withheld' or abstentions are counted for quorum purposes and will have the same effect as negative votes or votes 'against' approval of the Plans.

     Approximately 44% of the Common Stock is, as of the date hereof, and was, on March 16, 1998, owned by Saul P. Steinberg, members of his family and affiliated trusts (the 'Steinberg Group'). The members of the Steinberg Group have informed the Company that they intend to vote 'FOR' the election of the thirteen persons nominated by the Board of Directors for election as Directors of the Company and 'FOR' the adoption by the Company of each of the Plans. Therefore, there is a substantial likelihood that such Directors will be elected and that the Plans will be approved.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     The thirteen persons named below (all of whom are currently Directors of the Company) have been nominated by the Board of Directors, upon the recommendation of the Nominating Committee, for election as Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and shall qualify. Directors will be elected by a plurality of the votes cast. Each of the persons named below is also a director of Reliance Financial Services Corporation and Reliance Insurance Company ('Reliance Insurance'), subsidiaries of the Company.

SAUL P. STEINBERG, 58                                        Director since 1981

     Mr. Steinberg founded and has been the Chief Executive Officer and a Director of the Company and predecessors of the Company since 1961. Mr. Steinberg is also a Director of Symbol Technologies, Inc. and Zenith National Insurance Corp. He is a member of the Board of Trustees of The University of Pennsylvania; Chairman of The Board of Overseers of the Wharton School of the University of Pennsylvania; a Life Overseer of Cornell University Medical College; a Life Trustee of the Long Island Jewish Medical Center; a Director of New York Hospital Cornell Medical Center and an Honorary Trustee of the New York Public Library. Mr. Steinberg is Chairman of the Executive and Regular Compensation Committees of the Board of Directors. He is the brother of Mr. Robert M. Steinberg, President and Chief Operating Officer of the Company and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration of the Company. Mr. Steinberg served as Chief Executive Officer of Telemundo Group, Inc. ('Telemundo') from February 1990 until May 1992. On July 30, 1993, Telemundo consented to the entry of an order for relief under Chapter 11 of the United States Bankruptcy Code. Telemundo's plan of reorganization was consummated on December 30, 1994.

GEORGE R. BAKER, 68                                          Director since 1983

     Mr. Baker was a director of predecessors of the Company from 1974 to 1982. His principal business activity during the past five years has been serving as a Corporate Director/Advisor to various business enterprises. Mr. Baker is a Director of The Midland Company and W.W. Grainger, Inc. and is Vice Chairman of the Board, Secretary and a Director of WHG Resorts & Casinos Inc. He is a Member of the Board of Trustees of Children's Memorial Hospital, Chicago; and the Board of Trustees of Coe College, Cedar Rapids, Iowa. Mr. Baker is Chairman of the Audit, Stock Option, Special Compensation and Special Committees of the Board of Directors and a member of the Nominating Committee of the Board of Directors.

GEORGE E. BELLO, 62                                          Director since 1982


     Mr. Bello has been Executive Vice President and Controller of the Company since 1982. He has held various positions with predecessors of the Company since 1968. He is a Director of Horizon Health Corporation, LandAmerica Financial Group, Inc., United Dental Care, Inc. and Zenith National Insurance Corp. Mr. Bello is Chairman of the Finance Committee of the Board of Directors.

DENNIS A. BUSTI, 55                                          Director since 1991

     Mr. Busti has been President and Chief Executive Officer of Reliance National, a principal operating unit of the Company, since June 1987. He is a Trustee of the College of Insurance.

LOWELL C. FREIBERG, 58                                       Director since 1982

     Mr. Freiberg has been Senior Vice President of the Company since 1982 and Chief Financial Officer of the Company since 1985. Mr. Freiberg also served as Treasurer of the Company from 1982 until March 1994 and has held various positions with predecessors of the Company since 1969. He is a Director of LandAmerica Financial Group, Inc. and Symbol Technologies, Inc. Mr. Freiberg is a member of the Finance Committee of the Board of Directors.

DR. THOMAS P. GERRITY, 56                                    Director since 1993

     Dr. Gerrity has been Dean of the Wharton School of the University of Pennsylvania since 1990. He is a Director and member of the Compensation and Management Development Committee of Digital Equipment Corporation and a Director of Federal National Mortgage Association, Sun Company, Inc. and CVS Corporation. Dr. Gerrity is also a trustee of the MAS Funds and a member of the Executive Committee of Technology Leaders L.P. Dr. Gerrity is Chairman of the Nominating Committee of the Board of Directors and is a member of the Audit Committee of the Board of Directors.

JEWELL JACKSON MCCABE, 52                                    Director since 1991

     Ms. McCabe has been President of Jewell Jackson McCabe Associates, consultants specializing in strategic planning and communications, since 1984 and Chair of the New York State Jobs Training Partnership Council, a federally funded training program for disadvantaged workers, since 1983. Ms. McCabe is the Founder and Chair of the National Coalition of 100 Black Women; and a Director or Trustee of the National Alliance of Business,

New York City Investment Fund, The Children's Advocacy Center, United Hospital Fund and New York City Partnership. She is also a member of the Board of Overseers of the Wharton School of the University of Pennsylvania, the Government Relations Committee of the United Way of America, the Executive Committee of the Association for a Better New York and a council member of the United States Holocaust Memorial Council. Ms. McCabe is a member of the Stock Option, Special Compensation, Regular Compensation, Special and Finance Committees of the Board of Directors.


IRVING SCHNEIDER, 78                                         Director since 1982

     Mr. Schneider was a director of predecessors of the Company from 1979 to 1982. He is Co-Chairman and Chief Operations Officer of Helmsley-Spear, Inc., a real estate management corporation, which he has been with for over fifty years. Mr. Schneider is also Chairman Emeritus of the Long Island Jewish Medical Center, Vice Chairman of the Association for a Better New York and Trustee Emeritus of Brandeis University. He is Life Trustee of United Jewish Appeal Federation of New York. Mr. Schneider is a member of the Audit and Stock Option Committees of the Board of Directors.

BERNARD L. SCHWARTZ, 72                                      Director since 1982

     Mr. Schwartz was a director of predecessors of the Company from 1965 to 1982. He has been Chairman of the Board and Chief Executive Officer of Loral Space & Communications Ltd., a high-technology company concentrating on satellite manufacturing and satellite-based services, since 1996. From 1972 through 1996, Mr. Schwartz was Chairman of the Board and Chief Executive Officer of Loral Corporation, a defense electronics and communications company. Since 1989, he has also been Chairman and Chief Executive Officer of K & F Industries, Inc., a manufacturer of aircraft wheels and brakes. Since 1990, Mr. Schwartz has been Chairman of Space Systems/Loral, Inc. He is a Director of First Data Corporation and Globalstar Telecommunications, Ltd. (of which he is also chief executive officer) and a Trustee of New York University Medical Center and the Global Foundation for Humanity. Mr. Schwartz is also a member of the Board of the Advisors of the School of Advanced International Studies at Johns Hopkins. Mr. Schwartz is a member of the Executive Committee of the Board of Directors.

RICHARD E. SNYDER, 65                                        Director since 1994

     Mr. Snyder became Chairman and Chief Executive Officer of Golden Books Family Entertainment, Inc., a publisher of children's books, in May 1996, after serving as President from February 1996 through May 1996. He was Chief Executive Officer and Chairman of the Board of Directors of Simon & Schuster, the publishing firm, from 1975 through 1994. Mr. Snyder is a trustee of The New York and Presbyterian Hospital and a member of the Board of Directors of USA Networks, Inc. and the Children's Blood Foundation. Mr. Snyder is also a member of the New York Zoological Society, Society Fellows, the Library Committee of the American Museum of Natural History, the Council on Foreign Relations, The Economic Club of New York and the Board of Overseers for the University Libraries of Tufts University. Mr. Snyder is a member of the Finance and Nominating Committees of the Board of Directors.

BRUCE E. SPIVEY, M.D., 63                                    Director since 1998

     Dr. Spivey has been President and Chief Executive Officer of Columbia-Cornell Care LLC, the physician organization of the clinical faculties of the medical schools of Columbia and Cornell Universities, since October 1997. From 1992 through part of 1997, Dr. Spivey served as President and Chief Executive Officer of the Northwestern Healthcare Network, a multi-hospital system in Chicago. Dr. Spivey serves as a Director of Phoenix Alliance and MedAction Health Group and is the founder of the Ophthalmic Mutual Insurance Company. Dr. Spivey is on the Board of Trustees of the United States--China Educational Institute, International Council of Ophthalmology (as Secretary

General), the Foundation of the American Academy of Ophthalmology and Coe
College.

ROBERT M. STEINBERG, 55                                      Director since 1981

     Mr. Steinberg has served as President and Chief Operating Officer of the Company since 1982. Mr. Steinberg has been Chairman of the Board and Chief Executive Officer of Reliance Insurance since 1984. He has held various positions with predecessors of the Company since 1965. He is a Director of LandAmerica Financial Group, Inc. and Zenith National Insurance Corp. Mr. Steinberg is a Trustee of The Robert Steel Foundation for Pediatric Cancer Research and Bank Street College. Mr. Steinberg is a member of the Executive and Regular Compensation Committees of the Board of Directors. Mr. Steinberg is the brother of Mr. Saul P. Steinberg, Chairman and Chief Executive Officer of the Company, and the brother-in-law of Mr. Bruce L. Sokoloff, Senior Vice President--Administration, of the Company.

JAMES E. YACOBUCCI, 46                                       Director since 1989

     Mr. Yacobucci has served as Senior Vice President--Investments of Reliance Insurance since May 1989. He became Senior Vice President--Investments of the Company in December 1990.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company held seven meetings during 1997. The Board of Directors has an Audit Committee, which held five meetings during 1997, and a Regular Compensation Committee, which met informally on several occasions and acted twice by unanimous written consent during 1997. The Board of Directors also has a Special Compensation Committee, which held four meetings and acted three times by unanimous written consent during 1997, a Stock Option Committee, which held two meetings and acted twice by unanimous written consent during 1997 and a Nominating Committee, which met twice during 1997. Each Director of the Company attended at least 75% of the aggregate number of meetings held by the Board of Directors and by the committees of which he or she was a member.

     The Audit Committee's responsibilities include recommendations as to the engagement of independent auditors, approval of fee proposals and the scope of the audits by the independent and internal auditors, periodic meetings with both independent and internal auditors to discuss the results of audit examinations, and review of the adequacy of internal accounting and financial reporting controls and of current developments in financial reporting and accounting. The Regular Compensation Committee is responsible for evaluating the performance and approving the compensation of senior officers of the Company who are not Directors of the Company. The Special Compensation Committee is responsible for evaluating the performance and approving the compensation of officers of the Company who are also Directors of the Company and of principal executive officers of the Company's insurance operations and is also responsible for reviewing the participation of key executives of the Company in certain transactions involving the Company. The Special Compensation Committee also administers each of the Reliance Group Holdings, Inc. Executive Bonus Plan (the 'Existing Executive Bonus Plan') and the existing Executive Bonus Plan for James
E. Yacobucci (the 'Existing Yacobucci Bonus Plan') and most of the existing employee stock option plans (the 'Existing Option Plans') as such plans apply to the executive officers of the Company. The Special Compensation Committee selects the executive officers eligible to receive options under the Existing Option Plans, to the extent such Existing Option Plans have options available for grant. The Special Compensation Committee will administer the 1998 Executive Bonus Plan, the Yacobucci Bonus Plan and the 1998 Stock Option Plan as the latter applies to the executive officers of the Company and will select the executive officers eligible to receive options thereunder, in each case, if such plans are approved by the stockholders at the Annual Meeting. The Stock Option Committee administers and selects the persons eligible to receive options under each of the Existing Stock Option Plans (in the case of all but one plan, except as they apply to the executive officers of the Company) and will administer and select the persons eligible to receive options under the 1998 Stock Option Plan (other than with respect to the executive officers of the Company) if such plan is approved by the stockholders at the Annual Meeting. The Nominating Committee is responsible for evaluating and recommending nominees for election to the Board of Directors.

     Any stockholder desiring to recommend a candidate for nomination to the Board of Directors should furnish to the Corporate Secretary of the Company a resume of the experience and qualifications of the proposed nominee and a written statement signed by the proposed nominee consenting to be nominated by the Board of Directors and to serve if elected. A candidate for director must be highly experienced, have knowledge and a background that will be useful to the Company and the ability to exercise sound business judgment. The candidate must also be willing and able to commit the time and effort needed to be an effective director. To be considered for the 1999 Annual Meeting of Stockholders, any such recommendation must be received at the principal executive offices of the Company on or before December 18, 1998.

COMPENSATION OF DIRECTORS

     Each Director of the Company who is not compensated as an officer of the Company or one of its subsidiaries receives director's fees of $25,000 per annum from the Company and $25,000 per annum from Reliance Insurance for serving as a director of Reliance Insurance. The Company also pays each member of its

Audit, Stock Option, Nominating, Special Compensation and Special Committees $1,000 for each such committee meeting attended. In addition, the Company pays to the Chairman of each of the Audit, Stock Option, Nominating, Special Compensation and Special Committees a retainer of $5,000 per annum. Under the Amended and Restated Reliance Group Holdings, Inc. 1994 Stock Option Plan for Non-Employee Directors (the '1994 Director Plan') and the 1998 Director Plan, if the latter is approved by stockholders at the Annual Meeting, the Board of Directors of the Company has the discretion to grant options to purchase common stock of the Company to directors who are not officers or employees of the Company or any of its subsidiaries at the fair market value of such shares on the date of grant. In the event that the 1998 Director Plan is approved by stockholders at the Annual Meeting, the 1994 Director Plan will terminate and no additional options will be granted thereunder. During 1997, each director of the Company who is not an officer or employee of the Company or any of its subsidiaries (other than Dr. Spivey, who joined the Board of Directors in April
1998) was granted options to purchase 25,000 shares of Common Stock at a purchase price of $12.6875 per share. Dr. Spivey was granted options to purchase 25,000 shares of Common Stock at a purchase price of $18.00 per share upon his appointment to the Board in April 1998. The options granted to each Director of the Company who is not an employee of the Company or any of its subsidiaries vest one year from the date of grant, so long as the Director is still a Director on such date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the 'Exchange Act') and the regulations of the Securities and Exchange Commission (the 'Commission') thereunder require the Company's Executive Officers and Directors, and persons who own more than 10% of the outstanding Common Stock, to file reports of ownership and changes in ownership with the Commission and The New York Stock Exchange, Inc. and to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1997, all of its Executive Officers, Directors, and 10% stockholders complied with the filing requirements applicable to them, except that the Forms 5 for the fiscal year ended December 31, 1997, for Mr. Bruce L. Sokoloff, Senior Vice President-Administration, of the Company and Roni Sokoloff, Mr. Sokoloff's wife and a member of the Steinberg Group, did not reflect a gift made during 1997 of shares (held directly by Mrs. Sokoloff and indirectly by Mr. Sokoloff) to a charitable foundation. Amended Forms 5 were filed by each of the Sokoloffs in April 1998.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     As of the date hereof, approximately 44% of the Common Stock is owned by the Steinberg Group, composed of Saul P. Steinberg, members of his family and affiliated trusts. The following table sets forth information as of February 15, 1998 with respect to beneficial ownership of Common Stock by the Steinberg Group and its members, by each Director of the Company and by all executive officers and Directors of the Company as a group. The persons named below hold sole voting and investment power with respect to the shares shown opposite their names unless otherwise indicated. Saul P. Steinberg, Robert M. Steinberg and the Steinberg Group have an address of Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055.


                                                              NUMBER OF SHARES
                                                               AND NATURE OF                   PERCENT OF
                NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP                CLASS(1)
---------------------------------------------------------   --------------------               ----------
Steinberg Group..........................................        51,035,058(2)                    44.4
Saul P. Steinberg........................................        36,981,476(3)(4)(6)(9)           32.1
Robert M. Steinberg......................................        11,656,692(3)(5)(6)(9)           10.0
Roni Sokoloff............................................         4,656,146(6)(7)(9)               4.1
Lynda Jurist.............................................         4,856,310(8)                     4.2
George R. Baker..........................................            28,725(3)                    *
George E. Bello..........................................         1,466,737(6)(9)                  1.3
Dennis A. Busti..........................................           222,189(6)                    *
Lowell C. Freiberg.......................................         1,918,305(6)(10)                 1.7
Dr. Thomas P. Gerrity....................................            45,000(11)                   *
Jewell J. McCabe.........................................            25,000(11)                   *
Irving Schneider.........................................           199,500(11)                   *
Bernard L. Schwartz......................................            35,000(11)(12)               *
Richard E. Snyder........................................            26,000(11)                   *
Dr. Bruce E. Spivey......................................               -0-                       *
James E. Yacobucci.......................................         1,388,405(6)(10)                 1.2
All Executive Officers and Directors as a Group (other
  than the Steinberg Group and Bruce L. Sokoloff)........         5,117,044(6)(9)(10)(11)(13)      4.4

------------------

     (1) An asterisk indicates that the shares owned represent less than 1% of the class.

     (2) Excludes shares of Common Stock allocable to contributions of members of the Steinberg Group under the Reliance Insurance Company Savings Incentive Plan (the 'SIP') and shares based on the assumed exercise of currently exercisable options to purchase Common Stock held by Saul P. Steinberg, Robert
M. Steinberg and Roni Sokoloff (through her husband, Bruce L. Sokoloff, and over which she disclaims beneficial ownership). See Notes 3, 4, 5, 7 and 8. Including such shares, the Steinberg Group beneficially owned 52,869,794 shares of Common Stock, representing approximately 45.4% of the class. See Notes 6 and 9.

     (3) Includes with respect to each of the Steinberg Group, Saul P. Steinberg and Robert M. Steinberg, and excludes with respect to George R. Baker, 5,280,830 shares owned by four separate trusts relating to the estate of Julius Steinberg. Saul P. Steinberg, Robert M. Steinberg, their mother and George R. Baker are the trustees of each of the trusts and have the shared power to vote and otherwise deal with the shares. Saul P. Steinberg, Robert M. Steinberg and their sisters Roni Sokoloff and Lynda Jurist are respective beneficiaries under each of the trusts.

     (4) Includes 4,000 shares held by Saul P. Steinberg as custodian for his daughter, as to which he disclaims beneficial ownership. Includes 75,180 shares owned by Saul P. Steinberg's mother, 336,300 shares owned by his wife, 15,200 shares held by his wife as custodian for his daughter, 1,010,000 shares held by the Saul & Gayfryd Steinberg Foundation, Inc. and 1,000,000 shares owned by Steinberg Family Partners, L.P., a family limited partnership whose general partner is an entity controlled by Saul P. Steinberg. Saul P. Steinberg disclaims beneficial ownership over all of those shares, except, in the case of the shares held by Steinberg Family Partners, those shares in which Mr. Steinberg is deemed to have a pecuniary interest. Excludes 151,340 shares held by trusts for the children of Saul P. Steinberg (for which Robert M. Steinberg serves as the sole trustee).

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

     (5) Includes 101,730 shares held by Robert M. Steinberg as custodian for his children and 151,340 shares held by trusts for the children of Saul P. Steinberg for which Robert M. Steinberg serves as sole trustee, as to all of which Robert M. Steinberg disclaims beneficial ownership.

     (6) Includes shares based on the assumed exercise of currently exercisable options to purchase Common Stock owned through the Company's Existing Option Plans as follows: Saul P. Steinberg--250,000, Robert M. Steinberg--1,250,000, Roni Sokoloff--130,000 (these options are owned by Bruce L. Sokoloff and Roni Sokoloff disclaims beneficial ownership thereof), George E. Bello--737,500, Dennis A. Busti--220,000, Lowell C. Freiberg--737,500, James E. Yacobucci--200,000 and all Executive Officers and Directors as a Group (other than the Steinberg Group and Bruce L. Sokoloff)--2,771,250 shares.

     (7) Includes 400,000 shares owned by Bruce L. Sokoloff, the husband of Roni Sokoloff, 161,565 shares held by The Roni and Bruce Sokoloff Foundation, Inc. and 52,580 shares held by Mr. Sokoloff as custodian for their children, as to all of which Roni Sokoloff disclaims beneficial ownership. Mr. Sokoloff is Senior Vice President-Administration of the Company.

     (8) Includes 10,000 shares owned by Lynda Jurist's husband, 89,842 shares held by The Lynda and Joseph Jurist Foundation, Inc. and 89,940 shares held by Lynda Jurist as custodian for her children, as to all of which she disclaims beneficial ownership.

     (9) Includes shares allocable to employee contributions under the SIP, as to which the employee has dispositive power, as follows: Saul P. Steinberg--144,913, Robert M. Steinberg--33,952, Roni Sokoloff-- 25,871 (allocable to Bruce L. Sokoloff's contributions under the SIP and as to which Roni Sokoloff disclaims beneficial ownership), George E. Bello--20,916 and all Executive Officers and Directors as a Group (other than the Steinberg Group and Bruce L. Sokoloff)--23,668 shares. All of the Common Stock held under the SIP will be voted by a trustee of the SIP, CTC Illinois Trust Company, in its sole discretion, in accordance with the fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended.

     (10) Includes 182,900 and 933,300 shares owned by the Reliance Group Holdings, Inc. Pension Trust (the 'Company Pension Trust') and the Reliance Insurance Company Employee Retirement Trust (the 'Reliance Retirement Trust' and

together with the Company Pension Trust, the 'Pension Trusts'), respectively. Lowell C. Freiberg and James E. Yacobucci are part of a three-person investment committee that directs the investments of the Pension Trusts, except with respect to the shares of the Company. Voting and dispositive power with respect to such shares has been transferred to LaSalle National Trust, N.A. ('LaSalle'), as independent fiduciary. The investment committee may revoke the authority of LaSalle on 30 days' notice. Each of Messrs. Freiberg and Yacobucci disclaims beneficial ownership of all of the shares described in this Note 10.

     (11) Includes, for each of George R. Baker, Dr. Thomas P. Gerrity, Jewell
J. McCabe, Irving Schneider, Bernard L. Schwartz and Richard E. Snyder, 25,000 shares based on the assumed exercise of currently exercisable options to purchase Common Stock owned through the 1994 Director Plan. Includes for all Executive Officers and Directors as a Group, 150,000 shares based on the assumed exercise of such options.

     (12) All of these shares (except for those included based on the assumed exercise of currently exercisable options) are beneficially owned by the Bernard and Irene Schwartz Foundation and investment and voting power over these shares are shared.

     (13) Excludes 5,280,830 shares owned by four separate trusts relating to the estate of Julius Steinberg. See Note 3. Includes 10,000 shares held by a Company executive officer as trustee for his children, as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 1997, 1996 and 1995 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (the 'named executive officers').

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                                                            ------------
                                                    ANNUAL COMPENSATION                      SECURITIES
                                    ----------------------------------------------------     UNDERLYING
            NAME AND                                                      OTHER ANNUAL        OPTIONS/         ALL OTHER
       PRINCIPAL POSITION           YEAR    SALARY($)       BONUS($)     COMPENSATION($)      SARS(#)       COMPENSATION($)
---------------------------------   ----    ----------     ----------    ---------------    ------------    ---------------

Saul P. Steinberg                   1997    $1,800,000(1)  $3,500,000       $  51,000(2)      1,000,000       $ 1,364,800(4)
  Chairman of the Board & Chief     1996     1,800,000(1)   2,013,000              --(3)              0         1,386,000

  Executive Officer                 1995     1,800,000(1)   2,013,000         145,000(2)              0           290,000

Robert M. Steinberg                 1997     1,550,000(1)   3,000,000              --         1,000,000           299,700(4)
  President & Chief Operating       1996     1,375,000(1)   1,524,000              --           250,000            96,000
  Officer                           1995     1,200,000(1)   1,323,000              --                 0            86,000

George E. Bello                     1997       725,000(1)   1,012,500              --           200,000           412,700(4)(5)
  Executive Vice President &        1996       675,000(1)     719,000              --           225,000            78,000
  Controller                        1995       675,000(1)     719,000              --                 0            61,000

James E. Yacobucci                  1997     1,250,000      1,500,000              --           100,000             4,700(4)
  Senior Vice                       1996     1,250,000      1,000,000              --           300,000             5,000
  President--Investments            1995     1,250,000      2,500,000              --                 0             5,000

Lowell C. Freiberg                  1997       650,000        715,000              --           200,000           661,700(4)(5)
  Senior Vice President & Chief     1996       600,000        690,000              --           225,000            74,000
  Financial Officer                 1995       600,000        690,000              --                 0            63,000

------------------

     (1) Includes a $50,000 director's fee paid by a company, which may be deemed to be an affiliate of the Company, on whose board the executive serves at the request of the Company.

     (2) Includes for 1997 and 1995, respectively, $49,500 and $141,000 for certain personal use of corporate aircraft.

     (3) This mark throughout the table indicates information not required to be reported under the rules of the Securities and Exchange Commission.

     (4) Includes 1997 contributions by the Company and its subsidiaries under the SIP for each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg of $4,800 and for James E. Yacobucci of $4,700. Includes bonuses paid by the Company that were used to obtain certain life insurance benefits as follows: $3,700 for Saul P. Steinberg, $2,400 for Robert M. Steinberg, $5,900 for George E. Bello and $3,700 for Lowell C. Freiberg. Includes the value of premiums paid by the Company for split dollar life insurance in excess of the premiums paid by the executive officers as follows:
$1,318,600 for Saul P. Steinberg, $279,300 for Robert M. Steinberg, $51,300 for George E. Bello and $26,000 for Lowell C. Freiberg. Includes premiums paid by the Company and its subsidiaries for medical reimbursement insurance for each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg of $13,200. Includes directors' fees paid by a company on whose board the executives serve at the request of the Company because the Company has a significant investment in such company as follows: $24,500 for Saul P. Steinberg and $29,000 for Lowell C. Freiberg.

     (5) Includes for each of George E. Bello and Lowell C. Freiberg, $337,500 and $585,000, respectively, representing the amount of the 1997 bonus such executive elected to replace with options to purchase shares of mutual funds pursuant to the terms of the Company's Key Employee Share Option Plan. See 'Report of Compensation Committee--KEYSOP'.

                          OPTION GRANTS IN FISCAL 1997

     The following table sets forth information relating to the grant of stock options by the Company during 1997 to the named executive officers.

                                                  INDIVIDUAL GRANTS(1)
                                               --------------------------
                                                              PERCENT OF
                                                                TOTAL
                                               NUMBER OF       OPTIONS
                                               SECURITIES      GRANTED
                                               UNDERLYING    TO EMPLOYEES    EXERCISE OR
                                                OPTIONS       IN FISCAL      BASE PRICE     EXPIRATION    GRANT DATE
NAME                                           GRANTED(#)        YEAR          ($/SH)          DATE       VALUE $(2)
--------------------------------------------   ----------    ------------    -----------    ----------    ----------
Saul P. Steinberg...........................    1,000,000          22%         $14.375      10/25/2007    $4,950,000
Robert M. Steinberg.........................    1,000,000          22%          14.375      10/25/2007     4,950,000
George E. Bello.............................      200,000         4.5%          12.625      11/10/2007       840,000
James E. Yacobucci..........................      100,000           2%          12.625      11/10/2007       420,000
Lowell C. Freiberg..........................      200,000         4.5%          12.625      11/10/2007       840,000

------------------

     (1) All options listed in this table vest and become exercisable in cumulative installments of one-fourth of the number of shares of Common Stock after each of the second, third, fourth and fifth anniversaries of the date of grant if the optionee is an employee on such anniversaries. See 'Employment Contracts'.

     (2) Based on the Black-Scholes option pricing model adapted for use in valuing employee stock options. The actual value, if any, a named executive officer will realize will depend on the excess of the stock price over the exercise price on the date the options are exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based upon certain assumptions as to variables such as stock price volatility, risk-free rate of return, future dividend yield and term of the option. In calculating the grant date present values set forth in the table for Messrs. Steinberg and Messrs. Bello, Yacobucci and Freiberg, a factor of 30.02% and 30.31% has been assigned to the volatility of the Common Stock, based on weekly stock market quotations for the twelve months preceding October 15, 1997 and October 31, 1997, respectively, the yield on the Common Stock for Messrs. Steinberg and Messrs. Bello, Yacobucci and Freiberg has been set at 2.23% and 2.53%, respectively, based upon its annual dividend rate of $.32 per share at the applicable date of grant divided by the price of the Common Stock on such date, the risk-free rate of return has been fixed at 6.05%, which equals the average monthly rate of a seven-year Treasury Note in October 1997, the applicable month of grant, as reported in the Federal Reserve Bulletin, and a term of seven years from the date of grant has been used. A seven-year term has been used in lieu of the actual term of the options of ten years based on the expected life of the options.

FISCAL 1997 YEAR-END OPTION/SAR VALUES

     The following table sets forth the number of shares covered by stock options held by the named executive officers at December 31, 1997 and also shows the values for 'in-the-money' options at that date.

                    NUMBER OF SECURITIES
                   UNDERLYING UNEXERCISED
                        OPTIONS/SARS                VALUE OF UNEXERCISED
                           HELD AT              IN-THE-MONEY OPTIONS/SARS AT
                    DECEMBER 31, 1997(1)           DECEMBER 31, 1997($)(2)
                -----------------------------   -----------------------------
NAME                         EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------                -------------   -------------   -------------   -------------
Saul P. Steinberg......        250,000       1,250,000      $  2,062,500    $  2,062,500
Robert M. Steinberg....      1,250,000       1,500,000        12,362,500       3,593,800
George E. Bello........        737,500         462,500         7,552,200       2,020,300
James E. Yacobucci.....        200,000         400,000         2,060,000       1,987,500
Lowell C. Freiberg.....        737,500         462,500         7,552,200       2,020,300

------------------

     (1) Each of the options shown in the 'Exercisable' column and 250,000, 250,000, 37,500 and 37,500 of the options shown in the 'Unexercisable' column for Messrs. Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell
C. Freiberg, respectively, were granted with one tandem stock appreciation right.

     (2) Options and stock appreciation rights are classified as 'in-the-money' if the fair market value of the underlying common stock exceeds the exercise or base price of the option or stock appreciation right. The value

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)


of such in-the-money options and stock appreciation rights is the difference between the exercise or base price and the fair market value of the underlying common stock as of December 31, 1997. The fair market value of the Common Stock on December 31, 1997 was $14.125 per share.

PENSION PLAN TABLE

     The following table sets forth the approximate annual pension that a named executive officer may receive under (1) the Company's pension plan (the 'Company Pension Plan') and the Company's supplemental pension plan (the 'Company Supplemental Pension Plan') or (2) Reliance Insurance's pension plan (the 'Reliance Insurance Pension Plan') and Reliance Insurance's supplemental pension plan (the 'Reliance Insurance Supplemental Pension Plan' and together with the Company Supplemental Pension Plan, the 'Supplemental Pension Plans'), in each case assuming selection of a single life annuity, retirement at age 65 and the current level of covered compensation, based on the indicated assumptions as to covered compensation and years of service. Under the Internal Revenue Code of 1986, as amended (the 'Code'), for each of the Company Pension Plan and the Reliance Insurance Pension Plan, the maximum annual benefit allowed is $130,000 (which is a combined maximum for persons participating in both plans) and the maximum annual compensation for years beginning with 1994 that may be taken into account in 1998 is presently $160,000. Amounts shown on the following table in excess of $130,000 are payable by the Company only to persons participating in the Company Supplemental Pension Plan, including Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg, and are payable by Reliance Insurance only to persons participating in the Reliance Insurance Supplemental Pension Plan, including Saul P. Steinberg and Robert M. Steinberg. For purposes of the Supplemental Pension Plans, the covered compensation of each of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg includes his bonus paid by the Company or Reliance Insurance, as applicable.

                                                               YEARS OF SERVICE
                               --------------------------------------------------------------------------------
COVERED COMPENSATION              5           10          15          20          25          30          35
----------------------------   --------    --------    --------    --------    --------    --------    --------
$  150,000..................   $ 12,900    $ 25,800    $ 38,700    $ 51,600    $ 64,500    $ 77,400    $ 90,300
   200,000..................     17,525      35,050      52,575      70,100      87,625     105,150     122,675
   300,000..................     26,775      53,550      80,325     107,100     133,875     160,650     187,425
   500,000..................     45,275      90,550     135,825     181,100     226,375     271,650     316,925
   750,000..................     68,400     136,800     205,200     273,600     342,000     410,400     478,800
 1,000,000..................     91,525     183,050     274,575     366,100     457,625     549,150     630,000
 2,000,000..................    184,025     368,050     552,075     630,000     630,000     630,000     630,000

     For purposes of calculating pension benefits under the Company Pension Plan and the Company Supplemental Pension Plan, Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg had 37, 32, 29 and 28 years of credited service and 43, 38, 35 and 34 years of credited service, respectively. For purposes of calculating pension benefits under the Company Pension Plan, as of January 1, 1998, Saul P. Steinberg, Robert M. Steinberg, George E. Bello and

Lowell C. Freiberg had salaries of $160,000 each and for purposes of the Company Supplemental Pension Plan, had aggregate salaries and bonuses of approximately $3,600,000, $2,100,000, $1,300,000 and $1,200,000, respectively (representing, in each case, the average of the salary and bonuses paid to such person in the last five full fiscal years). For purposes of calculating pension benefits under the Reliance Insurance Pension Plan, Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci had 21, 9 and 8 years of credited service, respectively. As of January 1, 1998, for purposes of calculating pension benefits under the Reliance Insurance Pension Plan, Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci had salaries of $160,000 each, and for purposes of the Reliance Insurance Supplemental Pension Plan, Saul P. Steinberg and Robert M. Steinberg had aggregate salaries and bonuses of $684,000 and $552,000 (representing, in each case, the average of the salary and bonuses paid to such person in the last five full fiscal years) and 27 and 15 years of credited service, respectively. Under current Code limits and plan provisions, the aggregate pension benefit payable to an individual under all pension plans and supplemental pension plans maintained by the Company and its subsidiaries cannot exceed $630,000. Benefits under each of the above named plans are calculated on the basis of a single life annuity and are not subject to any deduction for Social Security benefits or offset amounts.

EMPLOYMENT CONTRACTS

     In February 1996, Mr. Saul P. Steinberg and the Company entered into an employment agreement (the 'New SPS Employment Agreement') for a five-year term which commenced February 15, 1996 and which may be extended by Mr. Steinberg or the Company for three successive one-year periods (the 'Extended Term'). Pursuant to the New SPS Employment Agreement, Mr. Steinberg's base salary will be at least his salary as in effect on January 1, 1996 (which was $1,465,625), subject to increase by the Board of Directors (or any duly empowered committee thereof). Mr. Steinberg's base salary effective on January 1, 1998 from the Company is $1,758,750. See 'Chief Executive Officer Compensation'. Pursuant to the New SPS Employment Agreement, Mr. Steinberg is eligible to receive a bonus for each year determined pursuant to the Existing Executive Bonus Plan or any other subsequent plan in which the chief executive officer or the chief operating officer of the Company participate. The Existing Executive Bonus Plan provides for a maximum bonus equal to 115% of annual base salary from the Company and Reliance Insurance if certain preestablished, objective performance goals are achieved and an additional bonus of up to 85% of base salary if a minimum of eight of those goals are achieved and the thresholds for either or both of specified preestablished, objective performance goals relating to stockholders' equity and average return on stockholders' equity are achieved. Any subsequent plan must be approved by the stockholders of the Company and provide for a bonus potential of at least 100% of Mr. Steinberg's base salary. For 1998 and thereafter (until a new plan, if any, is adopted) the applicable bonus plan under the New SPS Employment Agreement will be the 1998 Executive Bonus Plan, assuming stockholder approval of such Plan at the Annual Meeting. See 'Proposal 4--Approval of Reliance Group Holdings, Inc. 1998 Executive Bonus Plan'. Pursuant to the New SPS Employment Agreement, if Mr. Steinberg is discharged without 'cause' or resigns because of the occurrence of certain events relating to a diminution or change in his duties, the Company is obligated to (i) continue his medical and dental benefits until the end of the Extended Term at the same charge to Mr. Steinberg as he would have paid had he remained employed by the Company, (ii) fully vest all stock option grants and permit the immediate exercise thereof for a period of twelve months after the date of such discharge or resignation and (iii) pay Mr. Steinberg an amount determined by multiplying the number of years remaining from the date of such discharge or such resignation to the end of the Extended Term by the sum of his base salary plus the average bonus paid to him for the two years immediately prior to the date of such discharge or resignation. In the event of the termination of the New SPS Employment Agreement because of the death of Mr. Steinberg, his estate will receive a one-time payment in an amount equal to the sum of his base salary plus the average bonus paid to him for the two years immediately prior to his death. In the event of 'total disability' or 'partial disability' (each as defined in the New SPS Employment Agreement), Mr. Steinberg will be paid, until the third anniversary of the date of the total disability or the fifth anniversary of the date of the partial disability (or until the end of the Extended Term, whichever is earlier), his base salary and a bonus in an amount equal to the average bonus paid to him for the two years immediately preceding such disability (less any amounts paid to him under any of the Company's other disability plans). In addition, the New SPS Employment Agreement provides that for purposes of the Company Supplemental Pension Plan, Mr. Steinberg's benefits will be calculated using his total base salary and bonus compensation and Mr. Steinberg will be credited for all years of actual service with the Company and with all years until the end of the Extended Term (unless he is terminated for 'cause,' in which event he will only be credited with all years of actual service).

     Mr. Saul P. Steinberg also entered into a new employment agreement with Reliance Insurance (together with the New SPS Employment Agreement, the 'New SPS Employment Agreements') on substantially the same terms as the New SPS Employment Agreement (except that Mr. Steinberg's base salary as in effect on January 1, 1996 from Reliance Insurance was $284,375). Mr. Steinberg's base salary effective January 1, 1998 from Reliance Insurance is $341,250.

     In February 1996, Mr. Robert M. Steinberg entered into employment agreements with the Company and Reliance Insurance on substantially the same terms as the New SPS Employment Agreements (the 'New RMS Employment Agreements'). The base salaries effective on February 15, 1996 for Robert M. Steinberg from the Company and Reliance Insurance were $1,060,000 and $265,000, respectively. Pursuant to the terms of Robert M. Steinberg's new employment agreement with the Company, his base salary may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the base salary of the chief executive officer is similarly reduced. The base salaries for Robert M. Steinberg effective January 1, 1998 from the Company and Reliance Insurance are $1,600,000 and $400,000, respectively. See '1997 Compensation of Executive Officers Other than the CEO'.

     In February 1996, each of Messrs. George E. Bello, Executive Vice President and Controller of the Company, and Lowell C. Freiberg, Senior Vice President and

Chief Financial Officer of the Company, entered into employment agreements with the Company (collectively, the 'Executive Employment Agreements') on substantially the same terms as the New RMS Employment Agreements. The base salaries as in effect on January 1, 1996 for Messrs. Bello and Freiberg were $625,000 and $600,000, respectively. Pursuant to the terms of the Executive Employment Agreements, the base salary of each of Messrs. Bello and Freiberg may be reduced by not more than 15% by the Board of Directors (or any duly empowered committee thereof) for any year in which the chief executive officer's and the chief operating officer's base salaries are similarly reduced. The base salaries as in effect on January 1, 1998 (and since January 1, 1997) for Messrs. Bello and Freiberg were $675,000 and $650,000, respectively.

     Any 1998 bonuses for Saul P. Steinberg and Robert M. Steinberg from the Company and Reliance Insurance and for George E. Bello and Lowell C. Freiberg from the Company will be paid in accordance with the terms of the 1998 Executive Bonus Plan, assuming stockholder approval of such Plan at the Annual Meeting. Under the 1998 Executive Bonus Plan, Messrs. Saul P. Steinberg, Robert M. Steinberg and Messrs. Bello and Freiberg will be entitled to basic bonuses of between 85% and 150% of annual base salary (as defined) depending upon the number of targets, between two and fifteen, relating to the performance criteria described in the 1998 Executive Bonus Plan that are achieved and, supplemental bonuses of up to 285% of annual base salary if at least eight targets and one or both of two additional targets relating to stockholders' equity are achieved. In no event may any bonus paid under the 1998 Executive Bonus Plan to any executive exceed 400% of his base salary. See 'Proposal 4--Adoption of Reliance Group Holdings, Inc. 1998 Executive Bonus Plan'. In the event that the 1998 Executive Bonus Plan is not approved by the stockholders at the Annual Meeting, the 1998 bonuses for Messrs. Steinberg from the Company and Reliance Insurance and Messrs. Bello and Freiberg, from the Company, will be paid in accordance with the Existing Executive Bonus Plan. See 'Report of Compensation Committees of the Board Elements of Executive Compensation--Annual Bonus'.

REPORT OF COMPENSATION COMMITTEES OF THE BOARD

     Three separate committees of the Board of Directors of the Company are responsible for reviewing and determining the overall compensation of executive officers of the Company. The Regular Compensation Committee is responsible for reviewing and approving the compensation of all senior officers of the Company who are not Directors. The Special Compensation Committee is responsible for reviewing and approving the compensation of executive officers who are Directors of the Company, which includes all of the named executive officers, and of the principal executive officers of the Company's insurance operations. These committees are together referred to below as the 'Compensation Committees.' In addition, the Stock Option Committee of the Board awards stock options to officers and key employees of the Company under the Company's 1997 Stock Option Plan and will make awards under the 1998 Stock Option Plan, assuming stockholder approval of such Plan at the Annual Meeting. Awards to the Company's executive officers are and will be made by the Special Compensation Committee. Both the Special Compensation Committee and the Stock Option Committee are comprised solely of outside Directors.

I. Executive Compensation Philosophy

     The executive compensation policies of the Company, as applied by the

Compensation Committees and the Stock Option Committee during 1997, are designed to align compensation with the interests of the Company's stockholders. The goals of the Company are to attract and retain executives whose abilities are critical to the success of the Company, to support a performance-oriented environment that rewards individual initiative and achievement, to establish a relationship between compensation and the attainment of corporate objectives and to reward executives for the enhancement of long-term stockholder value. The Compensation Committees and the Stock Option Committee specifically endorse the position that stock-based compensation and stock ownership by executives are an important element in aligning the interests of executives with the stockholders and in enhancing stockholder value.

II. Elements of Executive Compensation

     The compensation package for executive officers of the Company, including the Company's Chief Executive Officer, consists of the following basic elements.

     A. Base Salary. The base salaries of executive officers of the Company are set on an individual basis and are designed to enhance the Company's ability to attract and retain highly qualified key executives. Salaries bear a direct relationship to the executive's level of responsibility and reflect his individual talents and skills and are not directly determined by specific reference to overall corporate performance. The base salaries of Saul P. Steinberg, Robert M. Steinberg, George E. Bello and Lowell C. Freiberg are subject to the terms of individual employment agreements. See 'Employment Contracts.'

     B. Annual Bonus. The annual bonus paid to executive officers is a critical element of compensation designed to reward the achievement of preestablished corporate goals, as well as individual productivity and performance. The Regular Compensation Committee determines the amounts of the bonuses paid to executive officers (other than the executive officers who are Directors of the Company) based upon performance of the Company and its subsidiaries during the year, as well as upon the contribution of the individual executive to such performance. Since 1994, the bonuses for the named executive officers (other than James E. Yacobucci, the 'Executive Bonus Plan Officers') have been paid in accordance with the terms of the Existing Executive Bonus Plan as in effect for the applicable year. Pursuant to the Existing Executive Bonus Plan, each of the Executive Bonus Plan Officers was, for 1997, entitled to be paid a bonus equal to 115% of his annual base salary (as defined) from the Company and its subsidiaries in the event that targets for at least eight of fourteen preestablished, objective performance criteria enumerated in the Existing Executive Bonus Plan were achieved by the Company and its subsidiaries, including the property and casualty operations of the Company ('Reliance Insurance Group') and the title insurance operations owned by the Company during 1997 ('CLTIC'). See 'Report of Compensation Committees of the Board--1997 Compensation of Executive Officers other than the CEO' regarding the sale of the Company's title insurance operations in early 1998. Under the Existing Executive Bonus Plan, in the event that fewer than eight of the performance targets are achieved, each Executive Bonus Plan Officer's bonus is reduced by 5% of his respective base salary multiplied by the difference between the number of targets achieved and 'eight.' In the event that fewer than two targets are achieved, the Executive Bonus Plan Officers are not paid any bonus under the Existing Executive Bonus Plan. In the event that at least eight of fourteen performance targets are achieved and the thresholds for either or both of specified and preestablished, objective performance criteria relating to stockholders' equity and average return on stockholders' equity are achieved each Executive Bonus Plan Officer is paid an additional bonus of up to 85% of his annual base salary. The performance criteria enumerated in the Existing Executive Bonus Plan are (i) the average return on stockholders' equity of the Company, (ii) the combined ratio of the Reliance Insurance Group, (iii) the total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC, (iv) the amount of pre-tax net realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (v) the pre-tax operating income (exclusive of capital gains) of the Reliance Insurance Group, (vi) net premiums written of the Reliance Insurance Group, (vii) pre-tax operating income (exclusive of realized capital gains) of CLTIC, (viii) net premiums earned of CLTIC, (ix) the price of the Common Stock, (x) pre-tax operating earnings per share (exclusive of realized capital gains of the combined investment portfolio of the Reliance Insurance Group and CLTIC) of the Company, (xi) net investment income of the combined investment portfolio of the Reliance Insurance Group and CLTIC, (xii) debt to capitalization ratio of the Company as of the end of the applicable calendar year and (xiii) stockholders' equity of the Company as of the end of the applicable calendar year. For 1998 and thereafter, the bonuses of the Executive Bonus Plan Officers will be paid in accordance with the 1998 Executive Bonus Plan, assuming stockholder approval of such Plan at the Annual Meeting. See 'Proposal 4--Adoption of the Reliance Group Holdings, Inc. 1998 Executive Bonus Plan'.

     The bonus for James E. Yacobucci for 1997 was paid in accordance with the terms of the Existing Yacobucci Bonus Plan. See '1997 Compensation of Executive Officers Other than the CEO'. Such plan provides that, subject to the discretion of the Special Compensation Committee to reduce or eliminate the bonus, Mr. Yacobucci may earn a maximum annual bonus of 400% of his 'base salary,' which for purposes of the Existing Yacobucci Bonus Plan is defined as being $1,000,000, depending upon the achievement of certain targets relating to the total return earned during such year on a portion of the consolidated investment portfolio of the Company and its subsidiaries. Responsibility for payment of any bonuses payable under the Existing Yacobucci Bonus Plan has been allocated between the Company and any subsidiary in proportion to the amount of base salary paid to Mr. Yacobucci for such year by the Company and such subsidiary. Mr. Yacobucci's base salary and bonus have always been paid by Reliance Insurance.

For 1998 and thereafter, the bonus for James E. Yacobucci will be paid in accordance with the Reliance Group Holdings, Inc. Executive Bonus Plan for James
E. Yacobucci (the 'Yacobucci Bonus Plan'), assuming stockholder approval of such Plan at the Annual Meeting. See 'Proposal 5--Adoption of the Reliance Group Holdings, Inc. Executive Bonus Plan for James E. Yacobucci'.


     C. KEYSOP. The Company has a Key Employee Share Option Plan (the 'KEYSOP') which permits officers and key employees of the Company and certain of its affiliates, selected by, in the case of executive officers, the Special Compensation Committee and in all other cases, the Regular Compensation Committee, to replace a portion of their annual bonus with options to purchase shares of mutual funds ('KEYSOP Options'). Each KEYSOP participant may elect to replace a minimum of $10,000 up to a maximum of 50% of such participant's annual bonus with KEYSOP Options. The exercise price of such KEYSOP Options is the greater of 25% of the fair market value of the shares of the mutual funds as of the date of grant and 25% (or such lower percentage as may be determined by the following sentence) of the fair market value of the shares of the mutual funds on the date of exercise. For every two years up to 16 years that a KEYSOP Option is outstanding, the exercise price determined by the percentage of the fair market value of the mutual funds shares on the date of exercise will decrease by
 .5%, and if held for the full 20 years will become 15% of the fair market value.

     D. Stock Options. Stock option awards provide the most significant element of long-term compensation to executives. Stock options provide compensation in a manner that is intrinsically related to long-term corporate performance and stockholder value because the value of stock options is determined solely by movements in the Company's stock price over the term of the options. Stock option awards are granted at the discretion of the Stock Option Committee, except in the case of the executive officers of the Company with respect to which the grants are made by the Special Compensation Committee. The Stock Option and Special Compensation Committees make their awards based on a variety of factors, including the level of responsibility and performance of the executive, his ability to affect stockholder value and the amount of past option grants to the executive.

     E. Employee Stock Purchase Plan. The Company has designed an employee stock purchase plan (the 'Purchase Plan') which enables and encourages executives and other eligible employees of the Company and its subsidiaries to further participate in the growth of the Company through stock ownership. The Purchase Plan provides executives and other employees with the opportunity to conveniently (through payroll deductions) purchase shares of Common Stock at a discount. The discount permits shares of Common Stock to be purchased, subject to the quantity and payroll deduction limitations of the Purchase Plan, at 85% of the lower of the closing price of the Common Stock on the New York Stock Exchange on the first day or last business day of each year. All executive officers of the Company other than Messrs. Saul P. Steinberg, Robert M. Steinberg and Bruce L. Sokoloff are permitted to participate in the Purchase Plan.

     F. Retirement Plans. The Company has designed a retirement benefit program to provide executives with retirement compensation that is competitive within its industry and promotes the long-term employment of its executives. The program includes the SIP, which enables participants to contribute a portion of their compensation on a pre-tax and an after-tax basis and provides for matching contributions. In addition, the Company maintains the Company Pension Plan, a tax-qualified plan, and the Company Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with the Company. Certain executive officers of the Company participate in the Reliance Insurance Pension Plan, a tax-qualified plan, and the Reliance Insurance Supplemental Pension Plan, which together provide a retirement benefit that is a function of an executive's compensation and years of service with Reliance Insurance. See 'Pension Plan Table'.

     G. Subsidiary Compensation. A portion of the salary and bonuses of Saul P. Steinberg and Robert M. Steinberg and all of the salary and bonus of James E. Yacobucci are paid by Reliance Insurance, the principal operating subsidiary of the Company. The amounts paid by Reliance Insurance are included in the 'Salary' and 'Bonus' columns of the Summary Compensation Table.

III. 1997 Compensation of Executive Officers Other than the CEO

     The Compensation Committees and the Stock Option Committee took actions with respect to executive compensation during 1997 that were consistent with the Company's compensation philosophy and reflected an emphasis on performance-based compensation.

     In accordance with the Company's compensation policies and the terms of the New RMS Employment Agreements and the Executive Employment Agreements, eight executive officers of the Company were considered for and received increases in base salary effective in 1997. The Special Compensation Committee granted stock options to nine executive officers of the Company during 1997 in light of their respective contributions to the significant accomplishments of the Company described below. The Special Compensation Committee considered adjustments to the base salaries of Robert M. Steinberg in 1997, who received increases effective January 1, 1998 of $400,000 and $100,000, respectively, from the Company and Reliance Insurance. The Special Compensation Committee determined to increase the base salaries of Robert M. Steinberg for 1998 and the amount of those increases based on his contribution to the significant business accomplishments achieved by the Company and its subsidiaries over the past several years and 1997 in particular. Those accomplishments include achievement of each of the goals that the Special Compensation Committee had set for 1997 with respect to continued profitable growth in the Company's core business, growth in earnings per share, return on equity of at least 15% and reducing financial leverage. For the year ended December 31, 1997, the Company had operating income and net income of $127.0 million and $229.4 million, respectively, in each case, the highest in the Company's history. Return on equity for 1997 was 16.2% based on operating income, shareholders' equity increased to $962.5 million and book value per share increased to $8.38. The Company's debt to capitalization decreased to 48% at December 31, 1997 from 57% a year earlier.

     Moreover, during 1997, management determined that the best way to recognize value for the Company's title operations was to consolidate with another title insurer and, therefore, entered into an agreement with LandAmerica Financial Group (formerly known as Lawyers Title Corporation and hereinafter, 'LandAmerica') to sell all of the outstanding stock of its title operations to LandAmerica. The closing of the sale took place in February 1998, with the Company receiving as consideration approximately $266.6 million in cash, 4,039,473 shares of LandAmerica common stock and $110,000,000 stated value of 7% cumulative convertible preferred stock of LandAmerica which, subject to certain terms and conditions contained therein, is initially convertible into 4,824,561 shares of common stock of LandAmerica. The total value of the transaction to the Company on the closing date was approximately $662.1 million.

     The annual bonuses for 1997 of the Executive Bonus Plan Officers were paid to such persons in accordance with the terms of the Existing Executive Bonus Plan. All of the performance targets established under the Existing Executive Bonus Plan were achieved by the Company and its subsidiaries in 1997, except for the target relating to total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC. Based on these achievements, in accordance with the terms of the Existing Executive Bonus Plan, the Executive Bonus Plan Officers each received bonuses equal to 200% of their base salaries for 1997. The Executive Bonus Plan Officers will be eligible to receive their 1998 bonuses in accordance with the 1998 Executive Bonus Plan, if such plan is approved by the Company's stockholders at the Annual Meeting. In the event that the 1998 Executive Bonus Plan is not so approved, the Executive Bonus Plan Officers will be eligible to receive their 1998 bonuses in accordance with the Existing Executive Bonus Plan.

     James E. Yacobucci was paid his bonus for 1997 pursuant to the Existing Yacobucci Bonus Plan. The total return earned in the consolidated investment portfolio of the Company and its subsidiaries for 1997 exceeded certain of the targets established under the Existing Yacobucci Bonus Plan. The Special Compensation Committee determined the amount of Mr. Yacobucci's bonus (which pursuant to the Existing Yacobucci Bonus Plan could not exceed 400% of his base salary (as defined in the Existing Yacobucci Bonus Plan)) after considering the total return earned in the consolidated investment portfolio of the Company and its subsidiaries, the performance of the portfolio as compared to the prior year and other indices deemed appropriate by it. Mr. Yacobucci will be eligible to receive his 1998 bonus in accordance with the Yacobucci Bonus Plan, if such Plan is approved by the Company's stockholders at the Annual Meeting. In the event that the Yacobucci Bonus Plan is not so approved, Mr. Yacobucci will be eligible to receive his 1998 bonus in accordance with the Existing Yacobucci Bonus Plan.

     At the beginning of 1998, the Regular Compensation Committee determined the amount of the bonuses of executive officers (other than the Executive Bonus Plan Officers and James E. Yacobucci) for 1997 by taking into account the performance goals enumerated in the Existing Executive Bonus Plan and the role of the individual executives in enabling the Company to achieve such goals. The Regular Compensation Committee did not assign objective or relative weights to the performance goals, all of which contributed favorably in the determination of annual bonuses for 1997.

IV. 1997 Chief Executive Officer Compensation

     The compensation of Mr. Saul P. Steinberg, the Company's Chief Executive Officer, is determined by the Special Compensation Committee. Mr. Steinberg's minimum base salaries from the Company and Reliance Insurance were established in the New SPS Employment Agreements. Mr. Steinberg was not considered for an increase in base salaries for 1997. However, during 1997, the Special Compensation Committee determined to increase Mr. Steinberg's base salaries for 1998 from the Company and Reliance Insurance after considering that Mr. Steinberg's base salaries from the Company and Reliance Insurance had been decreased in 1994 and had not been increased since that time. The amount of the increases ($293,125 from the Company and $56,875 from Reliance Insurance) were determined by the Special Compensation Committee after considering the Company's overall financial and operating performance in 1997 and Mr. Steinberg's contribution to the achievements of the Company and its subsidiaries described above under '1997 Compensation of Executive Officers other than the CEO'. In light of those achievements and the other factors described under 'Elements of Executive Compensation - Stock Options', including the fact that Mr. Steinberg had not been granted any stock options since 1994, the Special Compensation Committee in 1997 granted Mr. Steinberg options to purchase 1,000,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. Mr. Steinberg's bonuses for 1997 from the Company and Reliance Insurance were paid in accordance with the terms of the Existing Executive Bonus Plan. All of the performance targets established for the Existing Executive Bonus Plan, except the target relating to total return on the combined investment portfolio of the Reliance Insurance Group and CLTIC, were achieved by the Company and its subsidiaries in 1997, and, therefore, Mr. Steinberg received bonuses for 1997 equal to 200% of his base salary from each of the Company and Reliance Insurance. Mr. Steinberg will be eligible to receive any 1998 bonuses from the Company and Reliance Insurance in accordance with the 1998 Executive Bonus Plan, assuming stockholder approval of such Plan at the Annual Meeting. In the event that the 1998 Executive Bonus Plan is not so approved, Mr. Steinberg will be eligible to receive any 1998 bonuses in accordance with the Existing Executive Bonus Plan. In 1996, the Special Compensation Committee authorized the Company to purchase a split dollar life insurance policy for Mr. Steinberg that has a premium of $1,000,000 per year. Based upon the terms of the policy, the Company anticipates that, upon the earlier of the termination of the policy or Mr. Steinberg's death, the Company will receive a refund of substantially all of the premiums paid by it for the policy.

V. Compensation Deduction Limitation

     Beginning in 1994, a federal law disallowed corporate tax deductibility for certain compensation in excess of $1,000,000 paid to each of a company's chief executive officer and its four other most highly paid executive officers. One of the exceptions to the deductibility limitation is for 'performance-based compensation', provided stockholder approval and other requirements are met. Each of the Company's executive bonus and stock option plans adopted in and after 1994, were established with the intent to meet the requirements of the 1994 law and thereby preserve deductibility of both cash bonuses and stock option compensation paid to the five most highly compensated executive officers of the Company. The Company believes that stock option compensation under the 1986 Stock Option Plan will not be affected by the deductibility limitation. In addition, the Special Compensation Committee and the Stock Option Committee have determined that the Company should seek to qualify future cash bonuses and stock option compensation under each of the 1998 Executive Bonus Plan, the Yacobucci Bonus Plan and the 1998 Stock Option Plan, respectively, as 'performance-based compensation'. Accordingly, each of the 1998 Executive Bonus Plan, the Yacobucci Bonus Plan and the 1998 Stock Option Plan, respectively, is being submitted to the stockholders at the Annual Meeting and is intended to meet the requirements of the 1994 law and preserve deductibility of cash bonuses and stock option compensation, as the case may be. Except in the cases of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci, the 1997 base salaries of the named executive officers did not exceed $1,000,000 and were fully deductible. The portions of the base salaries of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci that exceeded $1,000,000 are not deductible. The lack of deductibility of the portions of the base salaries of Saul P. Steinberg, Robert M. Steinberg and James E. Yacobucci did not have a material effect on the Company's 1997 tax liability.

  SPECIAL COMPENSATION COMMITTEE     REGULAR COMPENSATION COMMITTEE     STOCK OPTION COMMITTEE
  ------------------------------     ------------------------------     -----------------------
  George R. Baker                       Saul P. Steinberg               George R. Baker
  Jewell Jackson McCabe*                Robert M. Steinberg             Jewell Jackson McCabe
                                        Jewell Jackson McCabe           Irving Schneider

------------------
* Jewell Jackson McCabe joined the Special Compensation Committee in early 1998, replacing Thomas J. Stanton, Jr., who was a member of the Special Compensation Committee during all of 1997 and until his death in early January 1998.

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the Company's cumulative total shareholder return on Common Stock for 1993 through 1997 with the returns of the Media General Composite Index of 8,000 Public Companies and the MG Industry Group 262--Fire, Marine, Casualty and Title Index (the 'MG Group Index-262'). The graph assumes $100 was invested on January 1, 1993, with all dividends fully reinvested.


        Reliance
        Group
        Holdings, MG Group    Media General
        Inc.      Index-262   Index (Market)
        --------  ---------   --------------
1992    100          100         100
1993    136.51       102.42      114.79
1994     93.53       101.44      113.84
1995    162.91       145.48      147.6
1996    179.38       174.79      178.25
1997    285          250.41      231.46




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Regular Compensation Committee of the Board of Directors consists of Saul P. Steinberg, Robert M. Steinberg and Jewell Jackson McCabe. Saul P. Steinberg and Robert M. Steinberg are both officers and employees of the Company. The Special Compensation Committee and the Stock Option Committee of the Board of Directors are comprised solely of the following outside directors:
Special Compensation Committee, George R. Baker and Jewell Jackson McCabe (who replaced Thomas J. Stanton, Jr., a member of the Special Compensation Committee until his death in early January 1998) and Stock Option Committee, George R. Baker, Jewell Jackson McCabe and Irving Schneider. See 'Proposal 1--Election of Directors--Board of Directors and Committees.'

     Reliance Figueroa Associates Limited Partnership ('Reliance Figueroa') is a limited partnership which owns apartment buildings and commercial properties and in which Saul P. Steinberg, Chairman of the Board and Chief Executive Officer of the Company, has a limited partnership interest of 56%, and Robert M. Steinberg, President and Chief Operating Officer of the Company, has a limited partnership interest of 24%. The general partner of Reliance Figueroa was, until June 1997, an indirect subsidiary of the Company (the 'GP') and was entitled to receive 48% of any cumulative net profits (as defined) realized from the activities of Reliance Figueroa and received the benefit of any tax losses. The remainder of the cumulative net profits of Reliance Figueroa were allocated to the limited partners in accordance with their respective partnership interests. Until June 1997, Reliance Financial Services Corporation ('RFS'), a subsidiary of the Company, guaranteed certain indebtedness of Reliance Figueroa to certain banks (the 'Figueroa Debt') for which RFS received a fee of .5% per annum of the average outstanding debt covered by such guaranty. The largest amount of indebtedness of Reliance Figueroa guaranteed by RFS since January 1, 1997, was $38 million. Until June 1997, the Company provided Reliance Figueroa with a $13 million subordinated revolving credit facility (the 'Company Revolver'), under which borrowings bore interest at a rate of 10% per annum and which was to mature on June 30, 2005. The Company received a fee of .5% per annum, payable quarterly, on the unused portion of the Company Revolver. The largest amount outstanding under the Company Revolver since January 1, 1997 was $13 million.

     In June 1997, all of the common stock of Onyx, Inc. ('Onyx'), the Company subsidiary that owned all of the common stock of the GP, was acquired by investors unaffiliated with the Company (the 'Investors') and Reliance Insurance acquired a $27.6 million preferred stock interest in Onyx. Subsequently, the Company and Reliance Insurance purchased from Onyx, $18 million aggregate principal amount of its 11.9% promissory notes due 2020 and $11 million aggregate principal amount of its 11.9% promissory notes due 2011, respectively. Onyx then purchased the Figueroa Debt from the banks and the Company Revolver from the Company. As a result of these transactions, the RFS guaranty has been released and RFS has no further obligations thereunder and the Company has no further obligations under the Company Revolver.


     During 1997, the Company contracted for certain graphic design services with an unaffiliated graphic design firm which subcontracted certain related printing services with a printing company in which a brother-in-law of Messrs. Saul P. Steinberg and Robert M. Steinberg, Joseph Jurist, holds a material interest. Including amounts received pursuant to that subcontracting arrangement, such printing company received approximately $187,000 relating to services provided to the Company and its subsidiaries. Substantially all of the amount paid to the printing company was based on a competitive bidding process and the Company believes such amount represented fair market value to the Company.

     The Company believes that the consideration received and/or paid by it for the related party transactions described above represented fair market value to the Company. The consideration received and/or paid by the Company was determined by negotiations between the parties involved in each transaction and, in the case of Reliance Figueroa, was approved by the Special Committee of the Company's Board of Directors, which is comprised solely of outside directors.

                           RELATED PARTY TRANSACTIONS

     A description of certain transactions between the Company and Reliance Figueroa is set forth above under 'Compensation Committee Interlocks and Insider Participation.' The limited partners of Reliance Figueroa include the following additional executive officers of the Company who hold the following limited partnership interests: Messrs. Bello (3.8%), Freiberg (2.5%), Henry A. Lambert (3.8%), Dennis J. O'Leary (.635%), Philip S. Sherman (.635%), Bruce L. Sokoloff (1.3%) and Howard E. Steinberg (1.3%).

             PROPOSAL 2--APPROVAL OF RELIANCE GROUP HOLDINGS, INC.
                             1998 STOCK OPTION PLAN

     The Board of Directors of the Company believes that the Existing Option Plans have advanced the interests of the Company and the stockholders by affording officers and other key employees of the Company and its subsidiaries an opportunity to increase their proprietary interest in the Company. As of March 31, 1998, there remained only 3,113,900 options available for grant under the Existing Option Plans. Accordingly, the Board of Directors has approved and recommended for submission to the Company's stockholders the 1998 Stock Option Plan. The purpose of the 1998 Stock Option Plan, as is the purpose of the Existing Option Plans, is to motivate existing employees and reward them for outstanding performance and to attract and retain qualified key personnel necessary for the continued success and progress of the Company and its subsidiaries.

     The 1998 Stock Option Plan provides for the grant of nonqualified stock options (the 'Options') to officers and key employees of the Company and certain of its affiliates selected by the Stock Option Committee or, in the case of the executive officers of the Company, the Special Compensation Committee. No grants have been made under the 1998 Stock Option Plan and neither the Stock Option nor the Special Compensation Committee has yet determined which officers or key employees will receive Options under the 1998 Stock Option Plan. As of March 31, 1998, based on the administration of the Existing Option Plans, there were approximately 550 persons who would be eligible to receive grants under the 1998 Stock Option Plan, including 9 executive officers of the Company, 15 officers of the Company (excluding executive officers) and certain other salaried employees of the Company and its subsidiaries. No director of the Company who is not also an employee of the Company or one of its subsidiaries is eligible to receive grants under the 1998 Stock Option Plan.

     The maximum number of shares of Common Stock that may be issued and sold under the 1998 Stock Option Plan is 12,000,000 (subject to adjustment as described below). No officer or key employee may be issued Options to purchase more than 1,000,000 of the shares of Common Stock (subject to adjustment as described below) issuable under the 1998 Stock Option Plan during the ten-year term of the 1998 Stock Option Plan. If Options granted under the 1998 Stock Option Plan terminate or cease to be exercisable without having been wholly exercised, new Options may be granted under the 1998 Stock Option Plan covering the number of shares of Common Stock to which such termination or cessation relates. The 1998 Stock Option Plan will terminate on May 14, 2008 (except with respect to outstanding Options), unless earlier terminated.

     In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise) in the character or amount of the Common Stock (or any other transaction described in Section 424(a) of the Code), an Option, to the extent it has been granted but not exercised, shall entitle the optionee to such number and kind of securities as such optionee would have received had such optionee actually owned the Common Stock subject to the Option at the time of the occurrence of such change. Upon the occurrence of any other event that has the result of increasing or decreasing the number of shares of Common Stock outstanding, the Stock Option Committee or the Special Compensation Committee, as the case may be, has the authority to make such adjustments, if any, to the number of shares subject to the Option and/or the Option exercise price, as they determine.

     The exercise price of an Option may not be less than 100% of the fair market value of the Common Stock as of the date of grant in the case of a grant to any of the five most highly compensated executive officers and may not be less than 90% of the fair market value of the Common Stock as of the date of grant in all other cases. Subject to the foregoing, the exercise price of an Option will be determined by the Special Compensation Committee in the case of a grant to any executive officer of the Company and by the Stock Option Committee in all other cases. The Stock Option Committee or the Special Compensation Committee, as the case may be, may, in its sole discretion, in exchange for the surrender and cancellation of an Option, grant a new Option having a purchase price lower (or higher) than the purchase price of the Option so surrendered and cancelled and containing such other terms as the relevant Committee may deem appropriate. Payment of the exercise price of each Option shall be made in cash, or with the consent of the Stock Option Committee or the

Special Compensation Committee, as the case may be, in whole or in part in shares of Common Stock valued at the then fair market value thereof.

     Unless the Stock Option Committee or the Special Compensation Committee, as the case may be, accelerates the vesting schedule, an Option vests and becomes exercisable in cumulative installments of one-fourth of the number of shares of Common Stock covered thereby after each of the second, third, fourth and fifth anniversaries of the date of grant if the optionee is an employee on such anniversary. An Option vests and becomes exercisable in full at the earliest of the following times if the optionee is then an employee: (i) the optionee's normal retirement date (age 65 or later), (ii) the optionee's death or disability, or (iii) five years after the date of grant thereof. An Option is generally exercisable for ten years from the date of grant, except that it must be exercised, if at all, within one year of termination of employment due to disability or death and within 90 days of termination of employment for any other reason. Options are not transferable except by will or the laws of descent and distribution or as otherwise approved by the Stock Option Committee or the Special Compensation Committee, as the case may be, and then only to the extent that the relevant Committee is satisfied that the transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration being paid therefor.

     Solely to the extent deemed necessary or advisable by the Board of Directors, the 1998 Stock Option Plan will be administered by a committee of two or more persons who satisfy the requirements for a 'non-employee director' under Rule 16b-3 promulgated under Section 16 of the Exchange Act. The Board of Directors of the Company has determined that with respect to non-executive officers of the Company, the committee will be the Stock Option Committee that administers the Existing Stock Option Plans and with respect to the executive officers of the Company, the committee will be the Special Compensation Committee of the Board of Directors which also administers the Existing Stock Option Plans (other than the 1986 Stock Option Plan) with respect to executive officers of the Company and which, solely to the extent deemed necessary or advisable by the Board of Directors, will be comprised of two or more persons who satisfy the requirements for 'outside directors' under Section 162(m) of the Code. Generally, no member of the Board of Directors of the Company, the Stock Option Committee or the Special Compensation Committee shall be liable for any act or omission taken or failed to be taken with respect to the 1998 Stock Option Plan. The expenses of the 1998 Stock Option Plan will be borne solely by the Company.

     The 1998 Stock Option Plan may be amended, modified, suspended or terminated by the Board of Directors. Solely to the extent deemed necessary or advisable by the Board for purposes of complying with Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board may seek the approval of any such amendment by the Company's stockholders.

     As a general rule, no federal income tax is imposed on the optionee upon the grant of an Option and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of an Option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the Option price. Upon the exercise of an Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee. Upon subsequent disposition of the Common Stock received upon exercise of an Option, the difference between the amount realized on the disposition and the basis of the Common Stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending upon the holding period.

     As of March 31, 1998, under the Existing Stock Option Plans, 1,976,200 shares of Common Stock had been issued and there were outstanding options to purchase 14,177,800 shares of Common Stock. As of that date, there remained, in the aggregate, 3,113,900 options available for grant under the Existing Stock Option Plans. Options to purchase 1,634,900 shares of Common Stock were granted to key employees (other than executive officers) during 1997 at a weighted average exercise price of $12.61. Options to purchase 2,825,000 shares of Common Stock were granted to executive officers of the Company (including the named executive officers) during 1997 at a weighted average exercise price of $13.86. See the 'Option Grants in Fiscal 1997' Table for the number of options granted to the named executive officers during 1997. In addition, options to purchase 75,000 shares were granted to one director who is an officer of a subsidiary but not of the Company at an exercise price of $12.625. No director of the Company who is not also an employee of the Company or one of its subsidiaries was entitled to receive any grants under the Existing Stock Option Plans. Each outstanding option under the 1986 Stock Option Plan carries one tandem stock appreciation right.

     If the 1998 Stock Option Plan had been in effect in 1997, no options would have been granted thereunder because there were adequate shares available under the 1997 Stock Option Plan to make the grants determined by the Stock Option and Special Compensation Committees for 1997.

     The closing price of the Common Stock on the New York Stock Exchange on March 31, 1998 was $19.00 per share.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The 1998 Stock Option Plan is being submitted for stockholder approval so that compensation thereunder meets the requirements under Section 162(m) of the Code to be deductible by the Company and to comply with the New York Stock Exchange Rules for stockholder approval of stock option plans pursuant to which stock may be acquired by officers and directors. The 1998 Stock Option Plan will be approved by the stockholders if a majority of the votes present or represented and entitled to vote on the 1998 Stock Option Plan at the Annual Meeting are cast FOR approval of the 1998 Stock Option Plan. Shares will be counted as voting 'against' the proposal if they are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, grants will be made under the 1998 Stock Option Plan only to the extent that they meet the requirements of the New York Stock Exchange and, to the extent applicable, Section 162(m) of the

Code. The members of the Steinberg Group have informed the Company that they intend to vote FOR approval of the 1998 Stock Option Plan, and, therefore, there is a substantial likelihood that stockholder approval will be obtained. Your Board of Directors recommends a vote FOR approval of the 1998 Stock Option Plan.

             PROPOSAL 3--APPROVAL OF RELIANCE GROUP HOLDINGS, INC.
               1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Board of Directors of the Company has approved and recommended for submission to the Company's stockholders the 1998 Stock Option Plan for Non-Employee Directors (the '1998 Director Plan').

     Under the 1998 Director Plan, options to purchase up to an aggregate of 350,000 shares of Common Stock (subject to adjustment as described below) may be issued to directors of the Company who are not employees of the Company or any subsidiary of the Company ('outside directors'). As of the date hereof, the Company has seven outside directors. The purpose of the 1998 Director Plan is to
(i) align the interests of the outside directors more closely with the interests of the stockholders of the Company, (ii) encourage outside director ownership of the Common Stock and the highest level of performance by providing such persons with a direct interest in the attainment of the Company's financial goals and
(iii) provide a financial incentive that will help attract and retain the most qualified outside directors. Except for the 1994 Director Plan and the 1998 Director Plan, assuming the latter is approved by the Company's stockholders at the Annual Meeting, outside directors of the Company are not eligible to participate in the stock option plans of the Company. Under the 1994 Director Plan, each outside director (except Dr. Spivey) has been granted options to purchase an aggregate of 50,000 shares of Common Stock, 25,000 of which have an exercise price of $6.00 per share and 25,000 of which have an exercise price of $12.6875 per share. Dr. Spivey joined the Board in April 1998 and was granted options to purchase 25,000 shares of Common Stock at an exercise price of $18.00 per share.

     The options granted under the 1998 Director Plan are nonqualified stock options. If options granted under the 1998 Director Plan terminate or cease to be exercisable without having been wholly exercised, new options may be granted under the 1998 Director Plan covering the number of shares of Common Stock to which such termination or cessation relates. The 1998 Director Plan will terminate on May 14, 2008 (except with respect to outstanding options), unless earlier terminated in accordance with its terms.

     Each option granted under the 1998 Director Plan will vest and become exercisable on the first anniversary of the date of its grant provided that the director who holds such option is still a director at such time. If an optionee's service as a director of the Company is terminated other than by reason of such optionee's death or removal for cause, such optionee's vested options are exercisable for a period of 90 days after such termination. In the event of the death of an optionee, such optionee's vested options are exercisable by such optionee's executor, administrator or other permitted transferee during the one year period following the date of the optionee's death. If an optionee is removed from the Board of Directors of the Company for 'cause' by the stockholders of the Company in accordance with applicable state law and the certificate of incorporation and by-laws of the Company, if applicable, all of such optionee's options, including vested options, will immediately terminate. Options are generally not transferable, except by will or the laws of the descent and distribution or as otherwise approved by the Board of Directors and then only to the extent the Board of Directors is satisfied that the transfer is being made for estate or tax planning purposes for the benefit of an immediate family member, without consideration being paid therefor.

     The 1998 Director Plan is to be administered by the Board of Directors. The Board has made no determination as to any grants under the 1998 Director Plan. The 1998 Director Plan may be amended, modified, suspended or terminated by the Board of Directors. Solely to the extent deemed necessary or advisable by the Board for purposes of complying with the rules of any securities exchange or for any other reason, the Board may seek approval of any such amendment by the Company's stockholders.

     The expenses of the 1998 Director Plan will be borne solely by the Company.

     In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise) in the character or amount of the Common Stock (or any other transaction described in Section 424(a) of the Code), an option, to the extent it has been granted but not exercised, shall entitle the director to such number and kind of securities as such director would have received had such director actually owned the Common Stock subject to the option at the time of occurrence of such change. Upon the occurrence of any other event that has the result of increasing or the decreasing the number of shares of Common Stock outstanding, the Board of Directors has the authority to make such adjustments, if any, to the number of shares subject to the option and/or the option exercise price, as they determine.

     As a general rule, no Federal income tax is imposed on the optionee upon the grant of a non-qualified stock option and the Company is not entitled to a tax deduction by reason of such grant. Generally, upon the exercise of a non-qualified stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. Upon the exercise of an option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the optionee. Upon subsequent disposition of the Common Stock received upon exercise of an option, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending upon the holding period.

     No director who is also an employee of the Company or any of its subsidiaries is entitled to participate under the 1998 Director Plan. In the event that the 1998 Director Plan is approved by the stockholders at the Annual Meeting, the 1994 Director Plan will automatically terminate and no more options will be granted thereunder.


     If the 1998 Director Plan had been in effect in 1997, no options would have been granted thereunder because there were adequate shares available under the 1994 Director Plan to make the grants determined by the Board of Directors for 1997.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The 1998 Director Plan is being submitted for stockholder approval to comply with the New York Stock Exchange Rules for stockholder approval of stock option plans pursuant to which stock may be acquired by directors. The 1998 Director Plan will be approved by the stockholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote FOR the 1998 Director Plan. Shares will be counted as voting against this proposal if the shares are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, grants will be made under the 1998 Director Plan only to the extent they meet the requirements of the New York Stock Exchange. The members of the Steinberg Group have informed the Company that they intend to vote FOR approval of the 1998 Director Plan, and, therefore, there is a substantial likelihood that such approval will be obtained. Your Board of Directors recommends a vote FOR approval of the 1998 Director Plan.

             PROPOSAL 4--APPROVAL OF RELIANCE GROUP HOLDINGS, INC.
                           1998 EXECUTIVE BONUS PLAN

     The Special Compensation Committee of the Board of Directors has established and recommends to the Company's stockholders the Reliance Group Holdings, Inc. 1998 Executive Bonus Plan (the '1998 Executive Bonus Plan'). Pursuant to the 1998 Executive Bonus Plan, the chief executive officer of the Company and each of the four other most highly compensated officers of the Company in any calendar year, other than a person who is the subject of another performance-based bonus plan ('covered employees'), will be entitled to receive, in respect of such year, a Basic Bonus of up to 150% of his base salary and a Supplemental Bonus of up to 285% of his base salary (in each case, as defined below), subject to an aggregate limit of 400%, depending upon the achievement by the Company and/or its subsidiaries of the targets, as established by the Special Compensation Committee in advance of the deadlines applicable under
Section 162(m) of the Code (the 'Targets'), for any one or combination of certain performance criteria set forth in the 1998 Executive Bonus Plan (the 'Performance Criteria'). The Targets may relate (unless otherwise indicated below) to absolute and/or relative performance of any one or combination of the Company, its property and casualty insurance operations, its information technology operations ('RCG-IT') or any other subsidiary or subsidiaries of the Company.

     Pursuant to the 1998 Executive Bonus Plan, each covered employee is eligible to receive in respect of each calendar year for which at least two

Targets relating to the Performance Criteria have been achieved, a Basic Bonus (the 'Basic Bonus') of between 85% and 150% of his base salary (as in effect on January 1, 1998, increased by no more than 15% per year on a compound basis but with such base salary amount limited to the covered employee's actual base salary for a given year). If two Targets relating to the Performance Criteria are achieved, the Basic Bonus payable under the 1998 Executive Bonus Plan will be 85%. The amount of the Basic Bonus, subject to the 150% maximum, will be increased by 5% of the covered employee's base salary for each additional Target achieved. In the event that fewer than two Targets are achieved for a calendar year, the covered employee will not be eligible to receive any bonus under the 1998 Executive Bonus Plan for that year. The Special Compensation Committee will establish 15 Basic Bonus Targets for each calendar year.

     In the event that at least eight Targets are achieved in a calendar year, each covered employee will be eligible to receive, for that year, a Supplemental Bonus of up to 285% of his base salary in addition to any Basic Bonus paid to him (the 'Supplemental Bonus'); provided that the aggregate bonus payable to a covered employee under the 1998 Executive Bonus Plan shall not exceed 400% of his base salary (as defined). Subject to the maximum amounts set forth above, the amount of the Supplemental Bonus will be authorized by the Special Compensation Committee based upon the achievement of either or both of two Targets relating to stockholders' equity, at least one of which will relate to average return on stockholders' equity and neither of which shall be indentical to any Basic Bonus Target.

     The Performance Criteria with respect to which the Targets may be established by the Special Compensation Committee as enumerated in the 1998 Executive Bonus Plan are (i) stockholders' equity, (ii) combined ratio, (iii) total return on the investment portfolio, (iv) amount of pre-tax net realized capital gains, (v) pre-tax operating income, (vi) net premiums written, (vii) revenues of RCG-IT, (viii) gross margin of RCG-IT, (ix) the price of the Common Stock, (x) net investment income and (xi) debt to capitalization ratio.

     The Special Compensation Committee will have the authority to administer the 1998 Executive Bonus Plan, including the authority to modify the specific Targets in advance of the deadlines applicable under Section 162(m) of the Code. The Special Compensation Committee will also have the authority to amend or terminate the 1998 Executive Bonus Plan, subject to the stockholder approval requirements of Section 162(m) of the Code. The Special Compensation Committee will not be liable for any action or determination made in good faith with respect to the 1998 Executive Bonus Plan and shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to calculate the bonuses payable under the Plan.

     Pursuant to the 1998 Executive Bonus Plan, each covered employee will be paid his bonus, if any, as soon as practicable after the amount thereof has been determined and, in no event, later than sixty (60) days after the end of the calendar year for which the bonus is payable. The Special Compensation Committee will have the discretion to reduce or eliminate amounts payable under the 1998 Executive Bonus Plan to any covered employee who the Special Compensation Committee determines has breached a duty to the Company which breach has or will result in material harm to the Company.

     In the event that the 1998 Executive Bonus Plan is approved by the stockholders at the Annual Meeting, the covered employees will no longer be eligible to receive bonuses under the Existing Executive Bonus Plan.

     The following table sets forth, for illustrative purposes, the amounts which would be received by the named executive officers (other than James E. Yacobucci) under the 1998 Executive Bonus Plan if the 1998 Executive Bonus Plan were in effect for 1998 but with the percentage of the bonus payable based on the Company's performance in 1997. No other officers or employees of the Company and no Director (who is not also one of the executive officers named in the table below) of the Company is entitled to participate in the 1998 Executive Bonus Plan.

                               NEW PLAN BENEFITS
                         RELIANCE GROUP HOLDINGS, INC.
                           1998 EXECUTIVE BONUS PLAN
                          (FOR ILLUSTRATIVE PURPOSES)+

                                                                                        RELIANCE GROUP HOLDINGS, INC.
                                                                                          1998 EXECUTIVE BONUS PLAN
NAME AND POSITION                                                                               DOLLAR VALUE
-----------------                                                                       -----------------------------
Saul P. Steinberg
  Chairman of the Board & Chief Executive Officer....................................            $ 8,400,000
Robert M. Steinberg
  President & Chief Operating Officer................................................              8,000,000
George E. Bello
  Executive Vice President and Controller............................................              2,700,000
Lowell C. Freiberg
  Senior Vice President & Chief Financial Officer....................................              2,600,000
All Executive Officers as a Group....................................................             21,700,000

------------------
+ Past performance may not be indicative of future results.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The 1998 Executive Bonus Plan is being submitted for stockholder approval so that the amounts paid thereunder meet the requirements under Section 162(m) of the Code to be deductible by the Company. The 1998 Executive Bonus Plan will be approved by the stockholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote FOR the 1998 Executive Bonus Plan. Shares will be counted as voting against this proposal if the shares are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, bonuses will continue to be paid to the Executive Bonus Plan Officers under the terms of the Existing Executive Bonus Plan. The members of the Steinberg Group have informed the Company that they intend to vote FOR approval of the 1998 Executive Bonus Plan, and, therefore, there is a substantial likelihood that stockholder approval will be obtained. Your Board of Directors recommends a vote FOR approval of the 1998 Executive Bonus Plan.

                PROPOSAL 5--APPROVAL OF THE EXECUTIVE BONUS PLAN
                             FOR JAMES E. YACOBUCCI

     The Special Compensation Committee of the Board of Directors has established and recommends to the Company's stockholders the Reliance Group Holdings, Inc. Executive Bonus Plan for James E. Yacobucci (the 'Yacobucci Bonus Plan').

     Pursuant to the Yacobucci Bonus Plan, Mr. Yacobucci is entitled to receive in respect of any calendar year, a maximum bonus of 400% of his 'base salary,' which for purposes of the Yacobucci Bonus Plan is defined as being $1,000,000, depending upon the achievement of targets relating to the performance during such year of the investment portfolios of the Company's insurance subsidiaries and subject to the discretion of the Special Compensation Committee to reduce or eliminate the bonus. Responsibility for payment of any bonuses payable under the Yacobucci Bonus Plan will be allocated between the Company and any subsidiary in proportion to the amount of base salary paid to Mr. Yacobucci for such year by the Company and such subsidiary. Mr. Yacobucci's base salary and bonus have always been paid by Reliance Insurance.

     Pursuant to the Yacobucci Bonus Plan, Mr. Yacobucci will be paid his bonus, if any, as soon as practicable after the amount thereof has been determined and, in no event, later than (sixty) 60 days after the end of the calendar year for which the bonus is payable. If the performance targets are not achieved in any year, Mr. Yacobucci will not receive a bonus for such year under the Yacobucci Bonus Plan. Amounts payable under the Yacobucci Bonus Plan may be reduced or eliminated by the Special Compensation Committee, in its discretion.

     The Special Compensation Committee will have the authority to administer the Yacobucci Bonus Plan, including the authority to modify (in advance of the deadlines applicable under Section 162(m) of the Code) the specific targets for the performance criterion under the Yacobucci Bonus Plan. The Special Compensation Committee will also have the authority to amend or terminate the Yacobucci Bonus Plan, subject to the stockholder approval requirements of
Section 162(m) of the Code. The Special Compensation Committee will not be liable for any action or determination made in good faith with respect to the Yacobucci Bonus Plan and shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to calculate the bonuses payable under the Yacobucci Bonus Plan.


     Mr. Yacobucci received a bonus under the Existing Yacobucci Bonus Plan for 1997 of $1,500,000 from Reliance Insurance. The amount he would receive for 1998 if the Yacobucci Bonus Plan were in effect is not determinable because the Special Compensation Committee has discretion to reduce or eliminate the bonus. Mr. Yacobucci is the only person entitled to participate in the Yacobucci Bonus Plan.

     In the event that the Yacobucci Bonus Plan is approved by the stockholders at the Annual Meeting, Mr. Yacobucci will no longer be eligible to receive bonuses under the Existing Yacobucci Bonus Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Yacobucci Bonus Plan is being submitted for stockholder approval so that the amounts paid thereunder will meet the requirements under Section 162(m) of the Code to be deductible by the Company. The Yacobucci Bonus Plan will be approved by the stockholders if a majority of the votes present or represented and entitled to vote at the Annual Meeting vote FOR approval of the Yacobucci Bonus Plan. Shares will be counted as voting 'against' this proposal if they are voted either 'against' or to 'abstain.' Broker non-votes will not change the number of votes cast for or against this proposal and will not be treated as shares entitled to vote. In the event that stockholder approval is not obtained, amounts will continue to be paid under the Existing Yacobucci Bonus Plan for so long as bonuses paid under such Plan meet the requirements for deductibility under Section 162(m) of the Code. The members of the Steinberg Group have informed the Company that they intend to vote FOR the Yacobucci Bonus Plan, and therefore, there is a substantial likelihood that stockholder approval will be obtained. Your Board of Directors recommends a vote FOR approval of the Yacobucci Bonus Plan.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP as the independent auditors to audit the consolidated financial statements of the Company for the year 1998.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING

     Stockholders who intend to present proposals at the 1999 annual meeting of stockholders must submit such proposals to the Company no later than December 18, 1998 in order for them to be included in the Company's proxy materials for such meeting. Stockholder proposals must be submitted to the Company, at Park Avenue Plaza, 55 East 52nd Street, New York, New York 10055, Attention:
Corporate Secretary.

                OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

     The Board of Directors knows of no other matter to be presented which is a proper subject for action by the stockholders at the Annual Meeting. If, however, any other matters should properly come before the Annual Meeting, it is intended that proxies given pursuant to this solicitation will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,
                                            Reliance Group Holdings, Inc.

                                              /s/ Howard E. Steinberg
                                              -----------------------
                                                Howard E. Steinberg,
                                                Corporate Secretary

This proxy, when properly executed, will be voted in the manner directed herein or, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES NAMED BELOW AND FOR PROPOSALS 2, 3, 4 AND 5.



                                  Please mark
                          your votes as indicated in
                                 this example /X/

1. ELECTION OF DIRECTORS.                         FOR              WITHHOLD
                                            all nominees listed    AUTHORITY
George R. Baker       Bernard L. Schwartz   to the left (except to vote for all
George E. Bello       Richard E. Snyder      as marked to the   nominees listed
Dennis A. Busti       Dr. Bruce E. Spivey     contrary below)    to the left
Lowell C. Freiberg    Robert M. Steinberg
Dr. Thomas P. Gerrity Saul P. Steinberg           / /                   / /
Jewell J. McCabe      James E. Yacobucci
Irving Schneider

          (INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

         -----------------------------------------------------------

2.   APPROVAL OF THE RELIANCE GROUP HOLDINGS, INC. 1998 STOCK OPTION PLAN.

                        FOR    AGAINST   ABSTAIN
                        / /      / /       / /

3. APPROVAL OF THE RELIANCE GROUP HOLDINGS, INC. 1998 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                        FOR    AGAINST   ABSTAIN
                        / /      / /       / /

4.   APPROVAL OF THE RELIANCE GROUP HOLDINGS, INC. 1998 EXECUTIVE BONUS PLAN.

                        FOR    AGAINST   ABSTAIN
                        / /      / /       / /

5. APPROVAL OF THE RELIANCE GROUP HOLDINGS, INC. EXECUTIVE BONUS PLAN FOR JAMES E. YACOBUCCI.

                        FOR    AGAINST   ABSTAIN
                        / /      / /       / /

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                                    , 1998
       --------------------------------------------------

-----------------------------------------------
Signature

-----------------------------------------------
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------
                           FOLD AND DETACH HERE

                        RELIANCE GROUP HOLDINGS INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 14, 1998

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        RELIANCE GROUP HOLDINGS, INC.

         The undersigned hereby appoints Saul P. Steinberg and Howard E. Steinberg, and each of them, with full power of substitution, as proxies to represent and vote, as designated on the reverse side, all the shares of common stock of Reliance Group Holdings, Inc. held of record by the undersigned on March 16, 1998, at the Annual Meeting of Stockholders to be held on May 14, 1998 or any adjournments thereof.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named herein and FOR approval of Proposals 2, 3, 4 and 5.



-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         RELIANCE GROUP HOLDINGS, INC.

                           1998 EXECUTIVE BONUS PLAN

                                   ARTICLE I

                                    Purpose

         1.1 The purpose of this Plan is to provide performance-based compensation to Covered Employees. This Plan, which is intended to comply with the requirements of ss.162(m) of the Code, is designed to enhance the Company's ability to retain and reward key executives who contribute materially to the success of the Company by providing them the opportunity to earn meaningful compensation tied to the Company's performance under the predetermined criteria set forth herein.

                                  ARTICLE II

                                  Definitions

         2.1 Capitalized terms used in this Plan shall have the meanings set forth below.

         'Base Salary' means the annual base salary of a Covered Employee as in effect on January 1, 1998 (increased by 15% each year, on a compound basis, but in no event more, as to any year, than the Covered Employee's actual annual base salary for such year as so increased) paid by the Company and any Subsidiary.

         'Code' means the Internal Revenue Code of 1986, as amended.

         'Company' means Reliance Group Holdings, Inc.

         'Compensation Committee' means the Special Compensation Committee of the Board of Directors of the Company, comprised of at least two 'outside directors' as defined in ss.162(m) and solely of 'outside directors' if required by ss.162(m).

         'Covered Employee' is as defined under ss.162(m)(3) of the Code except that no person meeting that definition who has a separate performance-based bonus plan shall be a 'Covered Employee' hereunder.

         'Plan' means this Executive Bonus Plan as the same may be amended from time to time.

         'RCG IT' means the information technology operations of the Company.

         'Reliance Insurance Group' means the property and casualty operations of the Company.


         'Section 162(m)' means ss.162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

         'Subsidiary' means a company 50% or more of whose voting capital stock is held, directly or through one or more Subsidiaries, by the Company.

         'Year' means the applicable calendar year.

                                  ARTICLE III

                             Stockholder Approval

         3.1 The material terms of the performance goals under this Plan, including the bonuses to be paid upon the attainment of the goals, shall be disclosed to the stockholders of the Company and shall be submitted to the stockholders for their approval (in accordance with ss.162(m)) at the annual meeting next following the date of adoption of this Plan by the Compensation Committee. Subsequent disclosure to, and approvals by, the stockholders of the Company shall be made and obtained, respectively, to the extent required by the relevant provisions of ss.162(m). No amounts shall be paid under this Plan unless the requisite stockholder approval of such payments under ss.162(m) shall have been obtained.

                                  ARTICLE IV

                Participants; Pre-established Performance Goals

         4.1 This Plan shall apply as to any Year only to persons who are Covered Employees for such Year.

         4.2 The specific targets applicable to all Covered Employees shall be established in accordance with paragraph 4.3 hereof and shall be related to any one or combination of the following criteria (alone or in such combination, the 'Performance Goals'):

         (a)      stockholders' equity;
         (b)      combined ratio;
         (c)      total return on the investment portfolio;
         (d) amount of pre-tax net realized capital gains of the investment portfolio;
         (e)      pre-tax operating income;
         (f)      net premiums written;
         (g)      revenues of RCG-IT;
         (h)      gross margin of RCG-IT;

         (i)      debt to total capitalization ratio;
         (j)      the price of the Company's common stock; and
         (k)      net investment income.

Targets set with respect to any Performance Goal may relate to absolute and/or relative performance with respect to (unless otherwise specifically provided above) any one or combination of the Company, Reliance Insurance Group, RCG-IT or any other Subsidiary.

         4.3 The specific targets for the Performance Goals shall be as determined in any Year by the Compensation Committee in advance of the deadlines applicable under Section 162(m) and while performance relating to the Performance Goals remains substantially uncertain. The Compensation Committee shall establish fifteen (15) targets for each Year for purposes of paragraph 5.2 of this Plan (the '5.2 Targets') and two different targets for purposes of paragraph 5.3 of this Plan (as more specifically described in paragraph 5.3 below, the '5.3 Targets' and together with the 5.2 Targets, the 'Targets').

         4.4 All Targets for each Year shall be set forth in writing and the extent to which they have been achieved shall be certified in writing, prior to the payment of any bonus under this Plan for such Year, by the Compensation Committee. Any such writing or certification may be through approved minutes or resolutions of the Compensation Committee.

                                   ARTICLE V

                       Calculation and Payment of Bonus

         5.1 Subject to paragraphs 5.2 and 5.3 of this Plan, each Covered Employee shall be eligible to receive a basic bonus under this Plan for each Year, of between 85% and 150% of such Covered Employee's Base Salary for such Year plus a supplemental bonus of up to 285% of such Covered Employee's Base Salary. In no event, however, shall a Covered Employee be entitled to receive for any Year, a bonus under this Plan that exceeds 400% of such Covered Employee's Base Salary for such Year. The cost of any bonuses payable under this Plan for any Year to a Covered Employee employed by the Company and/or one or more Subsidiaries shall be allocated between such employing entities in proportion to the respective amounts of Base Salary paid to the Covered Employee by such entities.

         5.2 Subject to paragraph 5.4 hereof, each Covered Employee shall be entitled to receive a basic bonus for each Year, of between 85% and 150% of such Covered Employee's Base Salary for such Year, in an amount determined as follows: 85% of such Covered Employee's Base Salary if two of the 5.2 Targets are achieved, increased by 5% of such Covered Employee's Base Salary for each
5.2 Target in excess of two that is achieved. If fewer than two 5.2 Targets are achieved, no bonuses shall be paid hereunder for the applicable Year.

         5.3 In the event that at least eight (8) of the 5.2 Targets are achieved for a Year, each Covered Employee shall be entitled to receive a supplemental bonus for such Year, of up to an additional 285% of such Covered Employee's Base Salary for such Year, if either or both of the 5.3 Targets are achieved. The 5.3 Targets shall relate to the stockholders' equity Performance Goal. At least one of the 5.3 Targets shall be based on average return on stockholders' equity and neither of such Targets shall be identical to any 5.2 Target. At the time the 5.3 Targets are established, the Compensation Committee shall provide an objective standard or formula for computing the specific amount payable to each Covered Employee under this paragraph 5.3.

         5.4 The Compensation Committee shall have the discretion to reduce or eliminate bonuses payable under this Plan to any Covered Employee who the Compensation Committee determines has breached a duty to the Company which breach has or will result in material harm to the Company.

         5.5 Bonuses earned under this Plan for any Year shall be paid as soon as practicable following the Compensation Committee's certification under paragraph 4.3 as to the extent to which the relevant Targets have been achieved. Such certification by the Compensation Committee shall in no event be given later than the sixtieth (60th) day after the end of the Year for which bonuses are being paid. Any such bonuses shall be paid in cash or, at the Covered Employee's option, such other form as is available under any deferred compensation plan maintained by the Company, subject to required withholding for taxes.

                                  ARTICLE VI

                                Non-Exclusivity

         6.1 Nothing in this Plan shall prevent the Company from establishing other incentive plans in which Covered Employees may participate, or from making additional incentive payments to Covered Employees; provided that if approved by the Company's stockholders at the relevant annual meeting, this Plan will supercede the Amended Reliance Group Holdings, Inc. Executive Bonus Plan, and no bonuses shall thereafter be paid thereunder.

                                  ARTICLE VII

                         Authority and Administration

         7.1 Subject to the limitations of the Plan, the Compensation Committee shall have the sole and complete authority to establish the Targets and to interpret this Plan and to make all the determinations necessary or advisable in the administration of this Plan. The Compensation Committee may adopt rules and regulations governing the administration of this Plan and shall exercise all other powers conferred on it by this Plan, or which are incident or ancillary thereto. In furtherance and not in limitation of the foregoing, in the event of (i) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally accepted accounting principles, or (ii) any material change in accounting policies or practices affecting the Company and/or the Performance Goals or Targets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the Targets were set, the Compensation Committee shall make adjustments to the Performance Goals and/or Targets, applied as of the date of the event, and based solely on objective criteria, so as to neutralize, in the Compensation Committee's judgment, the effect of the event on the applicable performance based award.

         7.2 The Compensation Committee shall have the sole and complete authority to amend or terminate this Plan, subject to the stockholder approval requirements of ss.162(m).

         7.3 The Compensation Committee shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to calculate the bonuses for any Year payable pursuant to this Plan. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to this Plan.

                          RELIANCE GROUP HOLDINGS, INC.
                          -----------------------------

                              EXECUTIVE BONUS PLAN
                              --------------------

                             FOR JAMES E. YACOBUCCI
                             ----------------------

                                    ARTICLE I

                                     Purpose
                                     -------

         1.1 The purpose of this Plan is to provide performance-based compensation for James E. Yacobucci (the 'Employee'). This Plan, which is intended to comply with the requirements of ss.162(m) is designed to enhance the Company's ability to retain and reward a key executive who is expected to contribute materially to the success of the Company by providing him the opportunity to earn meaningful compensation tied to the Company's performance under the predetermined criteria set forth herein.

                                   ARTICLE II

                                   Definitions
                                   -----------

         2.1 Capitalized terms used in this Plan shall have the meanings set forth below.

             'Base Salary' means $1 million.

             'Code' means the Internal Revenue Code of 1986, as amended.

             'Company' means Reliance Group Holdings, Inc.

             'Compensation Committee' means the Special Compensation Committee of the Board of Directors of the Company, comprised of at least two 'outside directors' as defined in ss.162(m) and solely of 'outside directors' if required by ss.162(m).

             'Covered Employee' is as defined under ss.162(m)(3) of the Code.

             'Investment Portfolio' means all or any part of the Cash and Invested Assets of the Company's insurance subsidiaries, as reflected in the statutory statements of such insurance subsidiaries.

             'Measurement Period' means the 12 month period ending December 31 of the year to which performance based compensation is applicable.

             'Plan' means this Executive Bonus Plan, as the same may be amended from time to time.

             'Section 162(m)' means ss.162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

                                   ARTICLE III

                              Stockholder Approval
                              --------------------

         3.1 The material terms of the performance goals under this Plan, including the bonuses to be paid upon the attainment of the goals, shall be disclosed to the stockholders of the Company and shall be submitted to the stockholders for their approval (in accordance with ss.162(m)) at the annual meeting next following the date of adoption of this Plan by the Compensation Committee. Subsequent disclosure to, and approvals by, the stockholders of the Company shall be made and obtained, respectively, to the extent required by the relevant provisions of ss.162(m). No amounts shall be paid under this Plan unless the requisite stockholder approval of such payments under ss.162(m) shall have been obtained.

                                   ARTICLE IV

                        Preestablished Performance Goal
                        --------------------------------

         4.1 This Plan shall apply as to any year in which the Employee is a Covered Employee for such year.

         4.2 The performance targets applicable to the Employee shall be established in accordance with paragraph 4.3 hereof and shall be related to the following criterion (the 'Performance Goal'):

             - The performance of the Investment Portfolio for the Measurement
               Period.

         4.3 The specific targets for the Performance Goal shall be as determined for any Measurement Period by the Compensation Committee in advance of the deadlines applicable under ss.162(m) and while performance relating to the Performance Goal remains substantially uncertain. All targets for each Measurement Period shall be set forth in writing and the extent to which they have been achieved shall be certified in writing, prior to the payment of any bonus under this Plan for such Measurement Period, by the Compensation Committee. Any such writing or certification may be through approved minutes or resolutions of the Compensation Committee.

                                    ARTICLE V

                        Calculation and Payment of Bonus
                        --------------------------------


         5.1 Subject to paragraph 5.2 hereof, the Employee shall be eligible to receive a maximum bonus of 400% of his Base Salary if the targets for the Performance Goal set forth in paragraph 4.2 hereof have been met. The bonus earned for any Measurement Period shall be paid as soon as practicable following the Compensation Committee's certification under paragraph 4.3 as to the extent to which the relevant targets have been achieved. Such certification by the Compensation Committee shall in no event be given later than the sixtieth
(60th) day after the end of the Measurement Period for which a bonus is being paid. Any such bonus shall be paid in cash or, at the election of the Employee, such other form as is available under any deferred compensation plan maintained by the Company, subject to required withholding for taxes.

         5.2 The Compensation Committee shall have the absolute discretion to reduce or eliminate any amounts payable under this Plan to the Employee.

                                   ARTICLE VI

                                 Non-Exclusivity
                                 ---------------

         6.1 Nothing in this Plan shall prevent the Company from establishing other incentive plans in which the Employee may participate, or from making additional incentive payments to the Employee.

                                   ARTICLE VII

                          Authority and Administration
                          ----------------------------

         7.1 Subject to the limitations of this Plan, the Compensation Committee shall have the sole and complete authority to establish the targets under this Plan and to interpret this Plan and to make all the determinations necessary or advisable in the administration of this Plan. The Compensation Committee may adopt rules and regulations governing the administration of this Plan and shall exercise all other powers conferred on it by this Plan, or which are incident or ancillary thereto. The Compensation Committee shall be entitled to rely on certificates of appropriate officers of the Company with respect to financial and statistical data in order to calculate the bonus payable for any Measurement Period under this Plan. The Compensation Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to this Plan.


         The Compensation Committee shall have the sole authority to amend or terminate this Plan, subject to the stockholder approval requirements of ss.162(m).

                         RELIANCE GROUP HOLDINGS, INC.

                            1998 STOCK OPTION PLAN

                                    PART I

                 PURPOSES; DEFINITIONS; STOCKHOLDER APPROVAL;
                 RESERVATION OF SHARES; PARTICIPATION IN PLAN

                                   ARTICLE I

                                   Purposes

         1.1 Purposes of Plan. The purpose of this Reliance Group Holdings, Inc. 1998 Stock Option Plan (this 'Plan') is to provide incentives to selected key employees of the Company and/or its Affiliates who contribute, and are expected to contribute, materially to the success of the Company and its Affiliates; to provide a means of rewarding outstanding performance; and to enhance the interest of such key employees in the Company's continued success and progress by providing them a proprietary interest in the Company. Further, this Plan is designed to enhance the Company's ability to maintain a competitive position in attracting and retaining qualified key personnel necessary for the continued success and progress of the Company.

                                  ARTICLE II

                                  Definitions

              Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1.

         'Affiliate' means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, the Company.

         'Board' or 'Board of Directors' means the Board of Directors of the Company.

         'Chairman' means the Chairman of the Board of the Company.

         'Code' means the Internal Revenue Code of 1986, as amended.

         'Committee' means, except as set forth in Article X, the Stock Option Committee appointed by the Board to administer this Plan pursuant to Article VII.

         'Common Stock' means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.10 per share.

         'Company' means Reliance Group Holdings, Inc.

         'Disability' means a physical or mental impairment of sufficient severity such that an Employee is both eligible for and in receipt of benefits under the long-term disability provisions of the Company's benefit plans.

         'Employee' means an employee (including an officer) of the Company or of an Affiliate of the Company.

         'Fair Market Value' means the closing price at which the Common Stock of the Company shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the fair market value as determined by the Committee on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

         'Key Employee' means an Employee selected to participate in this Plan pursuant to the terms hereof.


         'Non-Qualified Option' means an option to purchase Common Stock, granted by the Company to a Key Employee pursuant to Section 5.1.
Non-Qualified Options are not intended to qualify as 'incentive stock options' under Section 422 of the Code and the regulations thereunder.

         'Option' means a Non-Qualified Option.

         'Option Agreement' has the meaning assigned to it in Section 5.1(c) hereof.

         'Plan' means the Reliance Group Holdings, Inc. 1998 Stock Option Plan, as set forth herein and as from time to time amended.

         'Special Compensation Committee' means the Special Compensation Committee of the Board.

                                  ARTICLE III

                  Stockholder Approval; Reservation of Shares

         3.1 Stockholder Approval. This Plan shall be effective upon approval of the Plan by a vote of a majority of shares of Common Stock present or represented and entitled to vote (including abstentions to the extent abstentions are counted as voting under applicable state law), at the Company's 1998 annual meeting of stockholders.

         3.2 Shares Reserved Under Plan. Subject to adjustment under the provisions of Section 9.3 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 12,000,000 shares. Such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant to this Plan shall be subject to all applicable provisions of the Certificate of Incorporation and By-Laws of the Company in existence at the time of issuance of such shares and at all times thereafter. If Options granted under this Plan shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, new Options may be granted under this Plan covering the number of shares to which such termination or cessation relates.

                                  ARTICLE IV

                             Participation in Plan

         4.1 Eligibility to Receive Options. Options under this Plan may be granted only to officers and other Employees of the Company or an Affiliate of the Company on the date the Option is granted. A member of the Board of Directors who is not also an Employee of the Company or of an Affiliate of the Company shall not be eligible to receive an Option.

         4.2 Participation Not Guarantee of Employment. Nothing in this Plan or in the instrument evidencing the grant of an Option shall in any manner be construed to limit in any way the right of the Company or an Affiliate to terminate a Key Employee's employment at any time, without regard to the effect of such termination on any rights such Key Employee would otherwise have under this Plan, or give any right to such a Key Employee to remain employed by the Company or an Affiliate thereof in any particular position or at any particular rate of compensation.

                                    PART II

                                   OPTIONS;

                      TERMINATION OF EMPLOYMENT AND DEATH

                                   ARTICLE V

                                    Options

         5.1      Grants of Options.

         (a) Grant. The Committee or the Special Compensation Committee, as the case may be, may grant Options to Key Employees. All Options under this Plan shall be granted within ten years of the date on which this Plan is approved by the stockholders of the Company. No more than 1,000,000 of the shares issuable under Options granted under this Plan may be granted to any employee over the ten-year term of this Plan, subject to adjustment in accordance with Section 9.3 hereof.

         (b) Option Price. The purchase price per share of Common Stock under each Option shall be determined by the Committee but, subject to Section 10.1 hereof, shall be not less than 90 percent of the Fair Market Value per share of such Common Stock on the date such Option is granted. The Option price may be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

         (c) Option Agreements. Options shall be evidenced by Option Agreements in such form and containing such terms and conditions as the Committee shall approve, which terms and conditions need not be the same for all Options (each an 'Option Agreement').

         (d) Options Nontransferable. An Option granted under this Plan shall by its terms be nontransferable by the Key Employee otherwise than by will or the laws of descent and distribution, and except, solely to the extent permitted by the Committee in an Option Agreement, to such persons or entities that may be approved by the Committee, in each case subject to the condition that the Committee be satisfied that such transfer is being made for estate or tax planning purposes or for gratuitous or donative purposes, without consideration being received therefor. No transfer of an Option by a Key Employee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may determine necessary to establish the validity of the transfer.

         (e) Substitution and Cancellation. The Committee, in its sole discretion, may grant to an Employee who has been granted an Option under this Plan, in exchange for the surrender and cancellation of such Option, a new Option having a purchase price lower (or higher) than the purchase price provided in the Option so surrendered and cancelled and containing such other terms as the Committee may deem appropriate.

         5.2      Exercise of Options.

         (a) Term of Options; Vesting. The term of each Option granted under this Plan shall be ten (10) years from the date of grant, except that an Option with a per share Option price that equals or exceeds Fair Market Value per share on the date of grant shall have a term of ten (10) years and ten
(10) days from the date of grant. An Option granted under this Plan shall become 100% vested at the earliest of the following times if the Optionee is an Employee at such time: (i) the Employee's normal retirement date (age 65 or later), (ii) the Employee's death or Disability, or (iii) five years from the date of grant. Each Option shall vest and become exercisable in cumulative installments to the extent of 25% of the number of shares originally covered thereby on and after the second, third, fourth and fifth anniversaries of the grant of the Option, if the Optionee is an Employee on such anniversary. In its sole discretion, the Committee or the Special Compensation Committee, as the case may be, may prescribe shorter installments or accelerate the exercisability of any Option at any time.

         (b) Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Committee, in whole or in part in shares of Common Stock valued at the then Fair Market Value thereof. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in New York, New York. No Key Employee shall have any rights as a stockholder with respect to any share of Common Stock covered by an Option unless and until such Employee shall have become the holder of record of such share, and, except as otherwise permitted in Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions of other rights) in respect of such share for which the record date is prior to the date on which such Employee shall have become the holder of record thereof.

         (c) Exercise upon Dissolution, Liquidation or Winding Up. If at any time after an Option has become exercisable and prior to its exercise and expiration, a voluntary dissolution, liquidation (other than a liquidation into another corporation which agrees to continue this Plan) or winding up of the affairs of the Company shall be proposed, the Company shall cause notice in writing to be mailed to each person holding an Option under this Plan, which notice shall be mailed not less than twenty days prior to the closing of the transfer books of the Company or the record date for determination of the holders of Common Stock of the Company entitled to participate in such dissolution, liquidation or winding up, as the case may be, to the end that during such notice period the holder of any Option, to the extent that the same is then exercisable by such holder, may, subject to the terms of Article V hereof, purchase Common Stock in accordance with the terms of the Option and be entitled, in respect of the number of shares so purchased, to all the rights of the other holders of Common Stock of the Company with respect to such proposed dissolution, liquidation or winding up of the affairs of the Company. Each Option at the time outstanding shall terminate at the close of business on the twentieth day after mailing of such notice to the holder of such Option or on the record date for determination of holders of Common Stock entitled to participate in such dissolution, liquidation or winding up, whichever date is later.

                                  ARTICLE VI

                      Termination of Employment and Death

         6.1 Termination of Employment. Unless earlier terminated in accordance with its terms, an Option shall terminate after 90 days after any of the following:

         (a) voluntary termination of employment by the Key Employee, with or without consent of the Company,

         (b) termination of employment of the Key Employee by the Company or any of its Affiliates, with or without cause, or

         (c) termination of employment of the Key Employee for any other reason, including retirement under a retirement plan maintained by the Company, or because the Affiliate employing such Key Employee ceases to be an Affiliate of the Company and such Employee does not, prior thereto or contemporaneously therewith, become a Key Employee of the Company or of another Affiliate.

         6.2 Death or Disability of Optionee. If a Key Employee's employment is terminated as a result of Disability or death, such Employee or such Employee's legal representatives, shall be entitled to exercise the Option in whole or in part at any time within one year following the Disability or death of such Key Employee.

         6.3 Employment. For all purposes of this Plan, and any Option granted hereunder, 'employment' shall be defined in accordance with the provisions of
Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations).

                                   PART III

                   ADMINISTRATION, AMENDMENT AND TERMINATION


                            OF PLAN; MISCELLANEOUS

                                  ARTICLE VII

                            Administration of Plan

         7.1 The Committee. This Plan shall be administered by a Committee of three or more persons, all of whom shall be members of the Board and shall be appointed by, and serve at the pleasure of, the Board. Solely to the extent deemed necessary or advisable by the Board to satisfy the requirements of Rule 16b-3 of the Exchange Act, each Committee member shall meet the definition of a 'Non-employee Director' for purposes of such Rule 16b-3. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the Committee shall be filled by the Board. The Committee shall have full and final authority to interpret this Plan and the Option Agreements (which agreements need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Committee's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee and each of the members thereof,

Employees of the Company and its Affiliates, and their respective successors-in-interest.

         7.2 Liability of Committee. No member of the Committee shall be liable for anything done or omitted to be done by such member or by any other member of the Committee in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee's duties under this Plan at the Company's expense.

         7.3 Determinations of the Committee. In making its determinations concerning the Key Employees who shall receive Options, as well as the number of shares to be covered thereby and time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by the respective Key Employees, their past, present and potential contribution to the Company's success and such other factors as the Committee may deem relevant. The Committee shall also determine the form of Option Agreements to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Committee may, in its discretion or in accordance with a direction from the Board, waive any provisions of any Option Agreement, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

         7.4 Plan Sponsors; Expenses. The Committee shall act on behalf of the Company as sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.

                                 ARTICLE VIII

                       Amendment and Termination of Plan

         8.1 Amendment of Plan. This Plan may be amended at any time and from time to time by the Board of Directors of the Company. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with
Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board of Directors of the Company may seek the approval of any such amendment by the Company's stockholders. No termination or amendment of this Plan, without the consent of the holder of any Option then existing, may terminate such holder's Option or materially and adversely affect such holder's rights thereunder.

         8.2 Termination. The Board of Directors of the Company may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, this Plan shall terminate on the tenth anniversary of the effective date of the Plan. No Options may be granted after this Plan has terminated. After this Plan shall terminate, the function of the Committee will be limited to supervising the administration of Options previously granted.

                                  ARTICLE IX

                           Miscellaneous Provisions

         9.1 Restrictions Upon Grant of Options. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or State law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the issuance of shares or the resale or other disposition of any such shares of Common Stock by or on behalf of the Employees receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended ('1933 Act'), other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

         9.2 Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to a Key Employee pursuant to the terms of this Plan are not registered under the 1933 Act, pursuant to an effective registration statement, such Key Employee, if the Committee shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Key Employee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act and (ii) that such Key Employee is acquiring such shares of Common Stock for such Employee's own account and not with a view to the distribution thereof.

         9.3 Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise) in the character or amount of the Company's capital stock (or any other transaction described in Section 424(a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, the Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change. If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted to a Key Employee hereunder, which shall increase or decrease the amount of capital stock outstanding and which the Committee, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder should be permitted to acquire and/or the purchase price of the Option, such adjustments as the Committee or the Special Compensation Committee, as the case may be, shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.

         9.4 Withholding of Taxes. Each Key Employee who exercises an Option to purchase Common Stock shall agree to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the transfer to such Employee of such shares of Common Stock.

         9.5 Other Grants. Options may be granted under this Plan from time to time in substitution for stock options and/or stock appreciation rights held by employees of other corporations who are or are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the acquisition by the Company of the assets of the employing corporation, or the acquisition by the Company of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substituted Options so granted may vary from the terms and conditions set forth in Part II to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the substituted stock incentives.

         9.6 Other Benefits. Nothing contained herein shall prevent the Company from establishing other incentive plans in which Key Employees in the Plan may also participate. No award under this Plan shall be considered as compensation in calculating any insurance, pension or other benefit for which the recipient is eligible unless any such insurance, pension or other benefit is granted under a plan which expressly provides that compensation under this Plan (and specifying the type of such compensation) shall be considered as compensation under such plan.

                                    PART IV

                 PROVISIONS RELATING TO CERTAIN KEY EMPLOYEES

                                   ARTICLE X

            Limitation on Grants; Applicability of Other Provisions

         10.1 Limitations With Respect To Executive Officers. Notwithstanding any other provision contained in the Plan, the Special Compensation Committee shall have the exclusive right to grant Options to the executive officers of the Company and to make any adjustments (pursuant to section 9.3) to Options granted thereto. Solely to the extent deemed necessary or advisable by the Board to satisfy the requirements of Section 162(m) of the Code, each Special Committee member shall meet the definition of an 'outside director' for purposes of such
Section 162(m). Any Options so granted in any year, shall be granted, in the case of the persons who are the Chairman and the four other most highly compensated executive officers, at not less than Fair Market Value.

         10.2 Applicability of Other Provisions. Grants of Options to any executive officer of the Company in exchange for the surrender and cancellation of any Option pursuant to Section 5.1(e) shall be made only if the purchase price of the newly granted Option is at least the Fair Market Value of the Common Stock on the date such Option is granted. Any Option granted to an executive officer of the Company that is cancelled pursuant to
Section 5.1(e), shall continue to be counted against the maximum number of shares that may be granted to any Key Employee in accordance with Section 5.1(a). The provisions of Article VII shall be incorporated herein as if included herein, except that 'Special Compensation Committee' shall replace 'Committee' whenever it appears therein.

                         RELIANCE GROUP HOLDINGS, INC.

                            1998 STOCK OPTION PLAN

                          FOR NON-EMPLOYEE DIRECTORS

                                    PART I

                 PURPOSES; DEFINITIONS; RESERVATION OF SHARES;
                             PARTICIPATION IN PLAN

                                   ARTICLE I

                                   Purposes

         1.1 Purposes of Plan. The purpose of this Reliance Group Holdings, Inc. 1998 Stock Option Plan for Non-Employee directors (this 'Plan') is to encourage the directors of the Company who are neither officers nor employees of the Company or any subsidiary of the Company (the 'Non-employee Directors') to own shares of the Company's stock and thereby to align their interests more closely with the interests of the other stockholders of the Company, to encourage the highest level of Non-employee Director performance by providing the Non-employee Directors with a direct interest in the Company's attainment of its financial goals, and to provide a financial incentive that will help attract and retain the most qualified Non-employee Directors.

                                  ARTICLE II

                                  Definitions

                  Certain terms used herein shall have the meaning below stated, subject to the provisions of Section 7.1.

         'Board' or 'Board of Directors' means the Board of Directors of the Company.

         'Chairman' means the Chairman of the Board of the Company.

         'Code' means the Internal Revenue Code of 1986, as amended.

         'Common Stock' means, subject to the provisions of Section 9.3, the authorized common stock of the Company, par value $.10 per share.

         'Company' means Reliance Group Holdings, Inc.

         'Exchange Act' means the Securities Exchange Act of 1934, as amended from time to time.

         'Fair Market Value' means the closing price at which the Common Stock of the Company shall have been sold regular way on the New York Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the next preceding day on which there were such sales, or, if at any time the Common Stock shall not be listed on the New York Stock Exchange, the fair market value as determined by the Board on the basis of available prices for such Common Stock or in such manner as may be authorized by applicable regulations under the Code.

         'Non-employee Director' has the meaning assigned to it in Section 1.1 hereof.

         'Option' means an option to purchase Common Stock granted by the Company under the Plan.

         'Option Agreement' has the meaning assigned to it in Section 5.1(c) hereof.

         'Plan' means the Reliance Group Holdings, Inc. 1998 Stock Option Plan for Non-Employee Directors, as set forth herein and as further from time to time amended.


                                  ARTICLE III

                             Reservation of Shares

         3.1 Effective Date. This 1998 Stock Option Plan for Non-Employee Directors shall be effective upon approval of the Plan by a vote of a majority of shares of Common Stock present or represented and entitled to vote on the Plan (including abstentions to the extent abstentions are counted as voting under applicable state law) at the Company's 1998 annual meeting of stockholders.

         3.2 Shares Reserved Under Plan. Subject to adjustment under the provisions of Section 9.3 hereof, the maximum number of shares of Common Stock which may be issued and sold under this Plan is 350,000 shares. The shares which may be issued and sold under this Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Shares issued pursuant to this Plan shall be subject to all applicable provisions of the Certificate of Incorporation and By-Laws of the Company in existence at the time of issuance of such shares and at all times thereafter. If Options granted under this Plan shall terminate or cease to be exercisable by reason of expiration, surrender for cancellation or otherwise without having been wholly exercised, new Options may be granted under this Plan covering the number of shares to which such termination or cessation relates.

                                  ARTICLE IV

                             Participation in Plan

         4.1 Eligibility to Receive Options. Options under this Plan may be granted only to persons who are Non-employee Directors on the date the Option is granted.

         4.2 Participation Not Guarantee of Continued Service. Nothing in this Plan or in the instrument evidencing the grant of an Option shall in any manner confer upon any Non-employee Director the right to continue service as a member of the Board.

                                    PART II

                                   OPTIONS;
                       TERMINATION OF SERVICE AND DEATH

                                   ARTICLE V

                                    Options

         5.1      Grants of Options.

         (a) Grant. The Board may grant Options to persons who are

Non-employee Directors on the date of the grant. All Options under this Plan shall be granted within ten years of the date of approval of the Plan by a majority of shares of common stock at the annual meeting of stockholders of the Company.

         (b) Option Price. The purchase price per share of Common Stock under each Option shall be 100% of the Fair Market Value per share of such Common Stock on the date such Option is granted. The Option price may be subject to adjustment in accordance with the provisions of Section 9.3 hereof.

         (c) Option Agreements. Options shall be evidenced by Option Agreements in such form and containing such terms and conditions, which are not inconsistent with the Plan, as the Board shall approve, which terms and conditions need not be the same for all Options (each an 'Option Agreement').

         (d) Options Nontransferable. An Option granted under this Plan shall by its terms be nontransferable by the Non-employee Director otherwise than by will or the laws of descent and distribution, and except, solely to the extent permitted by the Board in an Option Agreement, to such persons or entities that may be approved by the Board, in each case subject to the condition that the Board be satisfied that such transfer is being made for estate or tax planning purposes for the benefit of an immediate family member of the Non-employee Director (as determined by the Board, in its discretion), without consideration being received therefor. No transfer of an Option by a Non-employee Director shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may determine necessary to establish the validity of the transfer.

         5.2      Exercise of Options.

         (a) Term of Options; Vesting. The term of each Option granted under this Plan shall be ten (10) years from the date of grant. Each Option shall vest and become exercisable on the first anniversary of the date of grant, if the person who received the Option is a member of the Board on such anniversary. In its sole discretion, the Board may prescribe shorter installments or accelerate the exercisability of any Option at any time.

         (b) Payment on Exercise. No shares of Common Stock shall be issued on the exercise of an Option unless paid for in full at the time of purchase. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made in cash or, with the consent of the Board, in whole or in part in shares of Common Stock valued at the then Fair Market Value thereof. Stock certificates for the shares of Common Stock so paid for will be issued and delivered to the person entitled thereto only at the Company's office in New York, New York. No Non-employee Director shall have any rights as a stockholder with respect to any share of Common Stock covered by an Option unless and until such Non-employee Director shall have become the holder of record of such share, and, except as otherwise permitted in Section 9.3 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property or distributions of other rights) in respect of such share for which the record date is prior to the date on which such Non-employee Director shall have become the holder of record thereof.


         (c) Exercise upon Dissolution, Liquidation or Winding Up. If at any time after an Option has become exercisable and prior to its exercise and expiration, a voluntary dissolution, liquidation (other than a liquidation into another corporation which agrees to continue this Plan) or winding up of the affairs of the Company shall be proposed, the Company shall cause notice in writing to be mailed to each person holding an Option under this Plan, which notice shall be mailed not less than twenty days prior to the closing of the transfer books of the Company or the record date for determination of the holders of Common Stock of the Company entitled to participate in such dissolution, liquidation or winding up, as the case may be, to the end that during such notice period the holder of any Option, to the extent that the same is then exercisable by such holder, may, subject to the terms of Article V hereof, purchase Common Stock in accordance with the terms of the Option and be entitled, in respect of the number of shares so purchased, to all the rights of the other holders of Common Stock of the Company with respect to such proposed dissolution, liquidation or winding up of the affairs of the Company. Each Option at the time outstanding shall terminate at the close of business on the twentieth day after mailing of such notice to the holder of such Option or on the record date for determination of holders of Common Stock entitled to participate in such dissolution, liquidation or winding up, whichever date is later.

                                  ARTICLE VI

                 Termination of Service and Death and Removal

Section 6.1  Termination of Service, Death and Removal

         (a) Termination of Service. If a Non-employee Director's service as a member of the Board shall be terminated for any reason other than death or removal for cause, the Non-employee Director shall have the right, during the ninety (90) day period ending after such termination (subject to Section 5.2 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such termination of service and shall not have been previously exercised.

         (b) Death. If a director shall die at any time after the date of an Option, and while he/she is a member of the Board, the executor or administrator of the estate of the decedent, or the person or persons to whom an Option shall have been validly transferred in accordance with Section 5.1 hereof shall have the right, during the period ending one year after the date of the Non-employee Director's death (subject to Section 5.2 hereof concerning the maximum term of an Option), to exercise such Option to the extent that it was exercisable at the date of such Non-employee Director's death and shall not have been previously exercised.

         (c) Removal for cause. If a Non-employee Director shall be removed from the Board for cause, the Non-employee Director's right to exercise any unexercised portion of his/her Option shall immediately terminate and all rights thereunder shall cease. A Non-employee Director shall be considered to have been removed for 'cause' for purposes of this Section 6.1 when he/she shall have been removed from the Board by the stockholders of the Company for cause in accordance with applicable state law and the Certificate of Incorporation and By-laws of the Company, if applicable.


                                   PART III

                   ADMINISTRATION, AMENDMENT AND TERMINATION
                            OF PLAN; MISCELLANEOUS

                                  ARTICLE VII

                            Administration of Plan

         7.1 The Board. This Plan shall be administered by the Board. The Board shall have full and final authority to interpret this Plan and the Option Agreements (which agreements need not be identical), to prescribe, amend and rescind rules and regulations, if any, relating to this Plan and to make all determinations necessary or advisable for the administration of this Plan. The Board's determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons, including, without limitation, the Company, the stockholders of the Company, the Board and each of the members thereof (including the Non-employee Directors receiving Options hereunder), and their respective successors-in-interest.

         7.2 Liability of Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with this Plan, except for the willful misconduct or gross negligence of such member. The Board shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Board's duties under this Plan at the Company's expense.

         7.3 Determinations of the Board. In making its determinations concerning the Non-employee Directors who shall receive Options, as well as the number of shares to be covered thereby and time or times at which they shall be granted, the Board shall take into account the nature of the services rendered by the respective Non-employee Directors, their past, present and potential contribution to the Company's success and such other factors as the Board may deem relevant. The Board shall also determine the form of Option Agreements to be issued under this Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of this Plan. The Board may, in its discretion, waive any provisions of any Option Agreement, provided such waiver is not inconsistent with the terms of this Plan as then in effect.

         7.4 Plan Sponsors; Expenses. The Board shall act on behalf of the Company as sponsor of the Plan. All expenses associated with the Plan shall be borne by the Company.

                                 ARTICLE VIII

                       Amendment and Termination of Plan

         8.1 Amendment of Plan. This Plan may be amended at any time and from time to time by the Board of Directors of the Company. Solely to the extent deemed necessary or advisable by the Board, for purposes of complying with the rules of any securities exchange or for any other reason, the Board of Directors of the Company may seek the approval of any such amendment by the Company's stockholders.

         8.2 Termination. The Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board, provided that this Plan shall terminate automatically on May 14, 2008 if not earlier terminated. No Options may be granted after this Plan has terminated. After this Plan shall terminate, the function of the Board will be limited to supervising the administration of Options previously granted.

         8.3 Rights of Holders. No termination or amendment of this Plan, without the consent of the holder of any Option then existing, may terminate such holder's Option or materially and adversely affect such holder's rights thereunder.

                                  ARTICLE IX

                           Miscellaneous Provisions


         9.1 Restrictions Upon Grant of Options. The listing upon the New York Stock Exchange or the registration or qualification under any Federal or state law of any shares of Common Stock to be delivered pursuant to this Plan (whether to permit the issuance of shares or the resale or other disposition of any such shares of Common Stock by or on behalf of the Non-employee Directors receiving such shares) may be necessary or desirable and, in any such event, delivery of the certificates for such shares of Common Stock shall, if the Board of Directors, in its sole discretion, shall determine, not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification; provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended ('1933 Act'), other than on Form S-8, as presently in effect, or such other forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.


         9.2 Restrictions upon Resale of Unregistered Stock. If the shares of Common Stock that have been transferred to a Non-employee Director pursuant to the terms of this Plan are not registered under the 1933 Act pursuant to an effective registration statement, such Non-employee Director, if the Board shall deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Non-employee Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act and (ii) that such Non-employee Director is acquiring such shares of Common Stock for such Non-employee Director's own account and not with a view to the distribution thereof.

         9.3 Adjustments. In the event of any change (through recapitalization, merger, consolidation, stock dividend, split-up, combination or exchange of shares or otherwise) in the character or amount of the Company's capital stock (or any other transaction described in Section 424(a) of the Code) after any Option is granted hereunder and prior to the exercise thereof, each Option, to the extent that it has not been exercised, shall entitle the holder to such number and kind of securities as such holder would have been entitled to had such holder actually owned the stock subject to the Option at the time of the occurrence of such change.

If any such event should occur, the number of shares subject to Options which are authorized to be issued hereunder, but which have not been issued, shall be similarly adjusted. If any other event shall occur, prior to the exercise of an Option granted to a Non-employee Director hereunder, which shall increase or decrease the number of shares of capital stock outstanding and which the Board, in its sole discretion, shall determine equitably requires an adjustment in the number of shares which the holder should be permitted to acquire and/or the purchase price of the Option, such adjustments as the Board shall determine may be made, and when so made shall be effective and binding for all purposes of this Plan.